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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-200421

The information in this preliminary prospectus supplement is incomplete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell nor solicitations of offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated November 21, 2014)

€                      % Senior Notes due 20

€                      % Senior Notes due 20

Interest on the senior notes due 20    ("notes due 20    ") is payable annually in arrears on                         of each year, beginning on                         , 2016, and such notes will mature on                         , 20    . Interest on the senior notes due 20                 ("notes due 20    " and, together with the notes due 20    , the "notes") is payable annually in arrears on                           of each year, beginning on                           , 2016, and such notes will mature on                           , 20    . We may redeem all or a part of the notes at any time at the applicable redemption price described under "Description of Notes—Optional Redemption." The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

The notes will be unconditionally guaranteed, jointly and severally, by substantially all of our wholly owned subsidiaries pursuant to a cross guarantee agreement among us and such subsidiaries.

Investing in the notes involves risks. Please see "Risk Factors" beginning on page S-5 for more information regarding risks you should consider before investing in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus to which it relates. Any representation to the contrary is a criminal offense.

	Offering Price[1]	Underwriting Discounts	Proceeds to Us1
Per Note due 20%		%	%
Total	€	€	€
Per Note due 20%		%	%
Total	€	€	€

1
Plus accrued and unpaid interest, if any, from                      , 2015 if settlement occurs after that date.

The notes are new issues of securities with no established trading market. We intend to apply to list the notes on the New York Stock Exchange. We expect trading in the notes on the New York Stock Exchange to begin less than 30 days after the original issue date.

The notes will be initially in the form of one or more registered global notes (the "global notes"). The global notes will be deposited with, and registered in the name of, a common depositary for Euroclear Bank SA/NV ("Euroclear") and Clearstream Banking, société anonyme ("Clearstream"), or a nominee of such common depositary. Ownership of interests in the global notes will be limited to persons that have accounts with Euroclear or Clearstream or their respective participants. The terms of the indenture relating to the notes provides for the issuance of definitive registered notes only in certain limited circumstances. The underwriters expect to deliver the notes on or about                           , 2015, which is the fifth London business day following the date of this prospectus supplement. This settlement date may affect the trading of the notes.

Joint Book-Running Managers

Barclays	Deutsche Bank	Société Générale Corporate & Investment Banking	UBS Investment Bank

The date of this prospectus supplement is                           , 2015.

        This document is in two parts. The first part is the prospectus supplement, which provides a brief description of our business and the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any related free writing prospectus prepared by us or on our behalf or any other information to which we have referred you. Neither we nor the underwriters have authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus may only be used where it is legal to offer or sell the offered securities. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the respective date on the front cover of those documents. You should not assume that the information incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission (the "SEC"). Our business, financial condition, results of operations and prospects may have changed since those dates.

STABILIZATION

        IN CONNECTION WITH THE ISSUE OF THE NOTES, SOCIÉTÉ GÉNÉRALE (IN THIS CAPACITY, THE "STABILIZING MANAGER") (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT THE NOTES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES IS MADE, AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

        We are not, and the underwriters are not, making an offer of the notes in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. The notes are offered globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about, and to observe, any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See "Underwriting—Offering Restrictions" in this prospectus supplement.

        References in this prospectus supplement to "$," "dollars" and "U.S. dollars" are to the currency of the United States of America; references to "€" and "euro" are to the single currency introduced at the third stage of the European Monetary Union pursuant to the Treaty establishing the European Community, as amended.

i

ii

 SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. We urge you to read the entire prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the historical financial statements and notes to those financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus. Please read "Risk Factors" beginning on page S-5 and "Information Regarding Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2014 for more information about important risks that you should consider before investing in the notes. As used in this prospectus supplement and the accompanying prospectus, the terms "we," "us" and "our" mean Kinder Morgan, Inc. and, unless the context otherwise indicates, include its consolidated subsidiaries.

 Kinder Morgan, Inc.

Our Business

        We are a publicly traded Delaware corporation, with our common stock traded on the New York Stock Exchange ("NYSE") under the symbol "KMI." We are the largest energy infrastructure and the third largest energy company in North America with a combined enterprise value of more than $125 billion. We own an interest in or operate approximately 80,000 miles of pipelines and 180 terminals. Our pipelines transport natural gas, refined petroleum products, crude oil, condensate, carbon dioxide ("CO2") and other products, and our terminals transload and store petroleum products, ethanol and chemicals, and handle such products as coal, petroleum coke and steel. We are also the leading producer and transporter of CO2, which is utilized for enhanced oil recovery projects in North America.

Recent Developments

        On February 23, 2015, we priced an underwritten public offering of $800 million aggregate principal amount of 5.050% senior notes due 2046. We expect to receive approximately $791 million from the sale of these notes, after deducting the underwriting discount and our offering expenses, and to use the net proceeds to repay borrowings under our revolving credit facility and commercial paper borrowings. The offering is expected to close on February 26, 2015, subject to the satisfaction of customary closing conditions.

Offices

        The address of our principal executive offices is 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and our telephone number at this address is (713) 369-9000.

 The Offering

Securities Offered	€ principal amount of % Senior Notes due 20 . € principal amount of % Senior Notes due 20 .
Maturity	Notes due 20 — , 20 .
Notes due 20 — , 20 .
Interest Rate	Notes due 20 — % per year.
Notes due 20 — % per year.
Interest Payment Dates
Interest on the notes due 20 will be paid annually in arrears on of each year, beginning on , 2016. Interest on the notes due 20 will be paid annually in arrears on of each year, beginning on , 2016. Interest on the notes will accrue from , 2015.
Use of Proceeds
We estimate that we will receive approximately € from the sale of the notes, after deducting the underwriting discount and estimated offering expenses. We expect to use the net proceeds from the sale of the notes to repay borrowings under our revolving credit facility and commercial paper debt and for general corporate purposes. See "Use of Proceeds" in this prospectus supplement.

Affiliates of the underwriters are lenders under our revolving credit facility and may hold our commercial paper debt and, accordingly, these entities will receive a portion of the proceeds from this offering. See "Underwriting—Conflicts of Interest."
Optional redemption	The notes may be redeemed at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:
• 100% of the principal amount of the notes being redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus        basis points in the case of the 20        notes and plus basis points in the case of the 20        notes.

We will also pay the accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

Additional Amounts	We will, subject to certain exceptions and limitations, pay additional amounts on the notes to holders who are not U.S. Persons (as defined under "Description of Notes—Payment of Additional Amounts") in respect of any required withholding or deduction for any present or future tax, assessment or other governmental charge imposed by any taxing authority in the United States, as will result in receipt by holders of notes that are not U.S. Persons of such amounts as they would have received had no such withholding or deduction been required. See "Description of Notes—Payment of Additional Amounts."
Redemption for Tax Reasons
We may redeem all but not part of the notes in the event of certain changes in the tax laws of the United States that would require us to pay additional amounts as described under "Description of Notes—Payment of Additional Amounts." This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the notes to the date fixed for redemption. See "Description of Notes—Redemption for Tax Reasons."
Currency of Payment
All payments of interest and principal, including payments made upon any redemption of the notes, will be made in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used.
Guarantees
The notes will be unconditionally guaranteed, jointly and severally, by substantially all of our wholly owned subsidiaries (the "subsidiary guarantors") pursuant to a cross guarantee agreement among us and the subsidiary guarantors. See "Description of Notes—Guarantees."
Ranking
The indebtedness evidenced by the notes will be unsecured and will rank equally in right of payment with all of our and the subsidiary guarantors' other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to any of our secured debt and the secured debt of the subsidiary guarantors to the extent of the value of the assets securing such debt. After giving effect to this offering, there will be approximately $ billion of outstanding indebtedness subject to the cross guarantee agreement, none of which will be secured.
See "Description of Notes—Ranking." The indenture does not limit the amount of debt we may incur.
Certain Covenants
We will issue the notes under an indenture with U.S. Bank National Association, as trustee. None of our subsidiaries is or will be a party to the indenture. The indenture includes covenants, including limitations on:
• liens; and

• sale-leaseback transactions.
These covenants are subject to a number of important exceptions, limitations and qualifications that are described under "Description of Debt Securities" in the accompanying prospectus.
Denominations	The notes will be issued in minimum denominations of €100,000 and multiples of €1,000 in excess thereof.
Form of Notes
The notes will be issued as global notes registered in the name of Elavon Financial Services Limited, or a nominee thereof, as common depositary for Euroclear and Clearstream, for the accounts of its direct and indirect participants. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see "Description of Notes—Book-Entry and Settlement."
Listing	We intend to apply to list the notes on The New York Stock Exchange.
Governing Law	The indenture governing the notes is, and the notes will be, governed by and construed in accordance with, the laws of the State of New York.
Registrar, Paying Agent and Transfer Agent	Elavon Financial Services Limited, UK Branch
ISIN
Common Code
Risk Factors
An investment in the notes involves risks. Please read "Risk Factors" beginning on page S-5 and "Information Regarding Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2014. Realization of any of those risks or adverse results from any of the listed matters could have a material adverse effect on our business, financial condition, cash flows and results of operations.

RISK FACTORS

        An investment in the notes involves risks. You should consider carefully the risks described below, in addition to the other information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. Specifically, please read "Risk Factors" and "Information Regarding Forward-Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2014. Realization of any of those risks or adverse results from any of the listed matters could have a material adverse effect on our business, financial condition, cash flows and results of operations, and you might lose all or part of your investment.

Risks Related to the Notes

An investment in the notes by a purchaser whose home currency is not euro entails significant risks.

        All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euro. An investment in the notes by a purchaser whose home currency is not euro entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder's home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of euro against the holder's home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.

The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.

        If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro, as the case may be. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

        The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time. A U.S. federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.

        In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of euro into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

        The terms of the notes provide that notes will be issued with a minimum denomination of €100,000 and multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or any integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

The guarantees by certain of our subsidiaries of the notes could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void these subsidiary guarantees.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

  •
  intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee;

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts as they become absolute and mature; or

  •
  it could not pay its debts as they became due.

        If the guarantee of any guarantor under the cross guarantee agreement were to be voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would cease to have any claim in respect of such guarantor and would be creditors solely of us and any guarantor whose guarantee was not voided or held unenforceable. In such event, noteholders' claims against us concerning an invalid guarantee would be subject to the prior payment of all liabilities of such guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy your claims relating to any voided guarantee.

 CURRENCY CONVERSION

        As of                        , 2015, the euro/U.S. dollar exchange rate was €1.00 = U.S. $            , as announced by the U.S. Federal Reserve Board.

        Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors."

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        Our historical consolidated ratios of earnings to fixed charges for the periods indicated are as follows:

Year Ended December 31,
2014	2013	2012	2011	2010
2.39	2.74	2.02	1.99	1.75

        In all cases, earnings are determined by adding:

  •
  income before income taxes, extraordinary items, equity income and noncontrolling interests; plus

  •
  fixed charges, amortization of capitalized interest and distributed income of equity investees; less

  •
  capitalized interest.

        In all cases, fixed charges include:

  •
  interest, including capitalized interest; plus

  •
  amortization of debt issuance costs; plus

  •
  the estimated interest portion of rental expenses.

 USE OF PROCEEDS

        We estimate that we will receive approximately €            from the sale of the notes in this offering, after deducting the underwriting discount and our estimated expenses of the offering. We expect to use the net proceeds from the sale of the notes to repay borrowings under our revolving credit facility and commercial paper debt and for general corporate purposes. As of February 20, 2015, the weighted average interest rate on the revolving credit facility borrowings was approximately 1.656% and our outstanding borrowings were approximately $2,235 million. As of February 20, 2015, the weighted average interest rate on the commercial paper debt that could be retired was approximately 1.325% and our outstanding commercial paper balance was approximately $300 million. Our revolving credit facility is scheduled to mature on November 26, 2019.

        Affiliates of the underwriters are lenders under our revolving credit facility and may hold our commercial paper debt and, accordingly, these entities will receive a portion of the proceeds from this offering. See "Underwriting—Conflicts of Interest."

 CAPITALIZATION

        The following table sets forth our historical consolidated capitalization as of December 31, 2014 and our consolidated capitalization as adjusted to give effect to:

  •
  the issuance of $800 million aggregate principal amount of 5.050% senior notes due 2046 and the application of the net proceeds therefrom as described under "Summary—Recent Developments" in this prospectus supplement;

  •
  the issuance of the notes pursuant to this prospectus supplement; and

  •
  the use of the net proceeds from this offering as described under "Use of Proceeds" in this prospectus supplement.

        You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and notes to those financial statements that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	December 31, 2014
	Historical	As adjusted
	(Unaudited) (Dollars in millions)
Cash and cash equivalents	$315	$

Notes payable and current portion of long-term debt(1)	$2,717	$
Long-term debt:
Kinder Morgan, Inc.(2):
Senior notes and debentures, 2.00% through 8.25%, due 2015 through 2098	11,188		11,988
% notes due 20 offered hereby(3)	—
% notes due 20 offered hereby(3)	—
Kinder Morgan Energy Partners, L.P. and subsidiaries(2):
Kinder Morgan Energy Partners, L.P. senior notes, 2.65% through 9.00%, due 2015 through 2044	17,500		17,500
Tennessee Gas Pipeline Company, L.L.C. senior notes, 7.00% through 8.375%, due 2016 through 2037	1,790		1,790
El Paso Natural Gas Company, L.L.C. senior notes, 5.95% through 8.625%, due 2017 through 2032	1,115		1,115
Copano Energy, L.L.C. senior notes, 7.125%, due 2021	332		332
El Paso Pipeline Partners, L.P. and subsidiaries(2):
El Paso Pipeline Partners Operating Company, L.L.C. senior notes, 4.10% through 7.50%, due 2015 through 2042	2,485		2,485
Colorado Interstate Gas Company senior notes, 5.95% through 6.85%, due 2015 through 2037	100		100
Southern Natural Gas Company, L.L.C. notes, 4.40% through 8.00%, due 2017 through 2032	1,211		1,211
Other subsidiaries:
Kinder Morgan Finance Company LLC senior notes, 5.70% through 6.40%, due 2016 through 2036(2)	1,636		1,636
El Paso Capital Trust I 4.75% preferred securities due 2028	139		139
EPC Building LLC 3.967% promissory note due 2035	443		443
Kinder Morgan G.P., Inc. Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock due 2057	100		100
Other	273		273

Total long-term debt, including current portion	41,029

Stockholders' Equity
Class P common stock, $0.01 par value, 4,000,000,000 shares authorized; 2,125,147,116 shares issued and outstanding	21		21
Additional paid-in capital	36,178		36,178
Retained deficit	(2,106)		(2,106)
Accumulated other comprehensive loss	(17)		(17)

Total Kinder Morgan, Inc. stockholders' equity	34,076		34,076

Noncontrolling interests	350		350

Total Stockholders' Equity	34,426		34,426

Total capitalization	$75,455	$

(1)
As of December 31, 2014, the outstanding borrowings under our revolving credit facility were $850 million, and we had $386 million of commercial paper borrowings outstanding.

(2)
We are a party to a cross guarantee agreement among us and substantially all of our wholly owned subsidiaries whereby each party to the agreement guarantees the indebtedness of each other party. As a result, we are liable for the debt of each such subsidiary.

(3)
The amount in the "as adjusted" column is the U.S. dollar equivalent of the aggregate principal amount of each series of the notes being offered hereby from euro using the exchange rate of €1.00=U.S.$            on                        , 2015, as announced by the U.S. Federal Reserve Board.

 DESCRIPTION OF NOTES

        We will issue each series of notes under the existing indenture that we have entered into with U.S. Bank National Association. The following description, together with the description in the accompanying prospectus, is a summary of the material provisions of the notes and the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. We have filed a copy of the indenture as an exhibit to the registration statement which includes the accompanying prospectus. In this description, the terms "we," "us" and "our" mean Kinder Morgan, Inc. only and not any of its subsidiaries or affiliates.

        This description of the notes supplements, and, to the extent it is inconsistent, replaces, the description of the general provisions of the notes and the indenture in the accompanying prospectus. The notes are "senior debt securities" as that term is used in the accompanying prospectus, and will be issued in book-entry form only. Since only registered holders of a note will be treated as the owner of it for all purposes and only registered holders have rights under the indenture, references in this section to holders mean only registered holders of notes. See "Description of Debt Securities—Form, Denomination and Registration; Book-Entry Only System" in the accompanying prospectus.

General

        The notes will not be entitled to the benefit of a sinking fund.

        We may issue and sell additional notes of each series in the future with the same terms as the notes being offered hereby (except for the offering price, issue date and, if applicable, the initial interest payment date) without the consent of the holders of any series of notes. Any such additional notes will constitute a single series of notes under the indenture.

Principal, Maturity and Interest

        The notes due 20    will mature on                        , 20    , unless redeemed sooner as described below. Interest on such notes will accrue at the rate of        % per year and will be payable annually in arrears on                        of each year, commencing                        , 2016. We will make each interest payment on the notes to the person in whose name such notes are registered at the close of business on the immediately preceding                        , whether or not such date is a business day.

        The notes due 20    will mature on                        , 20    , unless redeemed sooner as described below. Interest on such notes will accrue at the rate of         % per year and will be payable annually in arrears on                        of each year, commencing                        , 2016. We will make each interest payment on the notes to the person in whose name such notes are registered at the close of business on the immediately preceding                        , whether or not such date is a business day.

        Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or                  , 2015 if no interest has been paid on the notes), to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

        If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day, and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.

Guarantees

        On November 26, 2014, we entered into a cross guarantee agreement with substantially all of our wholly owned subsidiaries (the "subsidiary guarantors") whereby each party to the agreement, including us, agrees to unconditionally guarantee the indebtedness of each other party to the agreement. As a result, the subsidiary guarantors will fully and unconditionally guarantee the full and prompt payment of the principal of and any premium and interest on the notes when and as the payment becomes due and payable, whether at maturity or otherwise. For more information, see "Cross Guarantee" in the accompanying prospectus.

Ranking

        The indebtedness evidenced by the notes will be unsecured and will rank equally in right of payment with all of our and the subsidiary guarantors' other unsecured and unsubordinated indebtedness from time to time outstanding, including indebtedness under our revolving credit agreement and our and the subsidiary guarantors' outstanding series of senior notes. The notes will be effectively subordinated to any of our secured debt and the secured debt of the subsidiary guarantors to the extent of the value of the assets securing such debt. As of the date of this prospectus supplement, neither we nor any of the subsidiary guarantors had any secured debt outstanding.

        The indenture does not limit our ability to incur additional indebtedness or contain provisions that would afford holders of notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

Issuance in Euro; Payment on the Notes

        Initial holders will be required to pay for the notes in euro, and all payments of principal of, the redemption price (if any), and interest and additional amounts (as defined below, if any), on the notes, will be payable in euro, provided, that if on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/euro exchange rate published in The Wall Street Journal on or prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

        Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See "Risk Factors" in this prospectus supplement.

Paying Agent, Transfer Agent and Registrar

        Elavon Financial Services Limited, UK Branch will initially act as paying agent and transfer agent for the notes. Elavon Financial Services Limited will initially act as security registrar for the notes. Upon notice to the trustee, we may change any paying agent or security registrar.

        We undertake that, to the extent permitted by law, we will maintain a paying agent in a Member State of the European Union (if any) that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such European Council Directive.

Business Day

        The term "business day" means any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

Optional Redemption

        We may redeem the notes at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed; or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate (as defined below), plus            basis points in the case of the notes due 20    and plus            basis points in the case of the notes due 20    .

        In each case, we will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

        Installments of interest on notes being redeemed that are due and payable on interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the holders as of the close of business on the relevant regular record date according to the notes and the indenture.

        "Comparable Government Bond" means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by us, a German government bond whose maturity is closest to the maturity of the notes being redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.

        "Comparable Government Bond Rate" means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us.

        Notice of redemption will be mailed or electronically delivered at least 30 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, and the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date. If less than all of the notes of a series are to be redeemed, the notes of such series to be redeemed will be selected in accordance with applicable depositary procedures; provided, however, that no notes of a principal amount of €100,000 or less shall be redeemed in part.

        The notes of each series are also subject to redemption prior to maturity if certain changes in U.S. tax law occur. If such changes occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date of redemption. See "—Redemption for Tax Reasons."

Payment of Additional Amounts

        All payments of principal and interest in respect of the notes will be made free and clear of, and without deduction or withholding for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law.

        In the event any withholding or deduction on payments in respect of the notes for or on account of any present or future tax, assessment or other governmental charge is required to be deducted or withheld by the United States or any taxing authority thereof or therein, we will pay such additional amounts on the notes as will result in receipt by each beneficial owner of a note that is not a U.S. Person (as defined below) of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such beneficial owner had no such withholding or deduction been required. We will not be required, however, to make any payment of additional amounts for or on account of:

  a.
  any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those notes or the receipt of payments in respect of those notes) between that holder (or the beneficial owner for whose benefit such holder holds such note), or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that holder or beneficial owner (if that holder or beneficial owner is an estate, trust, partnership or corporation) and the United States, including that holder or beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or having had a permanent establishment in the United States or (2) the presentation of a note for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

  b.
  any estate, inheritance, gift, sales, transfer, capital gains, excise, personal property, wealth or similar tax, assessment or other governmental charge;

  c.
  any tax, assessment or other governmental charge imposed on foreign personal holding company income or by reason of the beneficial owner's past or present status as a passive foreign investment company, a controlled foreign corporation, a foreign tax exempt organization or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

  d.
  any tax, assessment or other governmental charge which is payable otherwise than by withholding or deducting from payment of principal of or premium, if any, or interest on such notes;

  e.
  any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on any note if that payment can be made without withholding by any other paying agent;

  f.
  any tax, assessment or other governmental charge which would not have been imposed but for the failure of a beneficial owner or any holder of notes to comply with our request or a request of our agent to satisfy certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any holder of the notes that such beneficial owner or holder is legally able to deliver (including, but not limited to, the requirement to provide Internal Revenue Service Forms W-8BEN, W-8BEN-E, Forms W-8ECI, or any subsequent versions thereof or successor thereto, and including, without limitation, any documentation requirement under an applicable income tax treaty);

  g.
  any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and the regulations that may be promulgated thereunder) of the Company or (2) a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the beneficial owner's status as described in clauses (1) through (3) of this paragraph (g);

  h.
  to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

  i.
  any tax, assessment or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) ("FATCA"), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith; or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

  j.
  any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i);

nor will we pay any additional amounts to any beneficial owner or holder of notes who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those notes.

        As used in the preceding paragraph, "U.S. Person" means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable U.S. Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Redemption for Tax Reasons

        If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become, or based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described herein under the heading "—Payments of Additional Amounts" with respect to the notes of either series, then we may at our option redeem, in whole, but not in part, the notes of such series on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those notes to the date fixed for redemption.

Open Market Purchases

        The Company may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

Defeasance

        The provisions of the indenture relating to defeasance, which are described under the caption "Description of Debt Securities—Provisions in Both Indentures—Defeasance" in the accompanying prospectus, will apply to the notes. However, in respect of the notes, the term "U.S. Government Obligations" as used in the accompanying prospectus shall instead mean (x) any security that is (i) a direct obligation of the German government or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government or the central bank of the German government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.

Notices

        Notices to holders of the notes will be sent to such holders. Any notice shall be deemed to have been given on the date of mailing. So long as the notes are represented by a global security deposited with Elavon Financial Services Limited, UK Branch, or any successor thereto, as the common depositary (the "Common Depositary") for Clearstream and Euroclear, notices to holders may be given by delivery to Clearstream and Euroclear, and such notices shall be deemed to be given on the date of delivery to Clearstream and Euroclear. The trustee will transmit notices to each registered holder's last known address as it appears in the security register that the trustee maintains. The trustee will only transmit these notices to the registered holder of the notes. You will not receive notices regarding the notes directly from us unless we reissue the notes to you in fully certificated form.

Book-Entry and Settlement

        Each series of notes will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a "global security." Each such global security will be deposited with the Common Depositary and registered in the name of the Common Depositary or its nominee. We will not issue certificated securities to you for the notes you purchase, except in the limited circumstances described below.

        Beneficial interests in the global securities will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Investors may hold beneficial interests in notes directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The address of Clearstream is 42 Avenue

JF Kennedy, L-1855 Luxembourg, Luxembourg, and the address of Euroclear is 1 Boulevard Roi Albert II, B-1210 Brussels, Belgium.

        Beneficial interests in the global securities will be shown on, and transfers of beneficial interests in the global securities will be made only through, records maintained by Clearstream or Euroclear and their participants. When you purchase notes through the Clearstream or Euroclear systems, the purchases must be made by or through a direct or indirect participant in the Clearstream or Euroclear system, as the case may be. The participant will receive credit for the notes that you purchase on Clearstream's or Euroclear's records, and, upon its receipt of such credit, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the notes and not on Clearstream's or Euroclear's records. Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the notes. Clearstream's or Euroclear's records will show only the identity of the direct participants and the amount of the notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The paying agent will wire payments on the notes to the Common Depositary as the holder of the global securities. The trustee, the paying agent and we will treat the Common Depositary or any successor nominee to the Common Depositary as the owner of the global securities for all purposes. Accordingly, the trustee, the paying agent and we will have no direct responsibility or liability to pay amounts due with respect to the global securities to you or any other beneficial owners in the global securities. Any redemption or other notices with respect to the notes will be sent by us directly to Clearstream or Euroclear, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the notes. Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Euroclear and Clearstream have established their procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue or change those procedures at any time.

  Initial Settlement

        Investors will follow the settlement procedures applicable to conventional eurobonds in registered form. It is intended that notes will be credited to the securities custody accounts of Clearstream and Euroclear holders on the settlement date on a delivery against payment basis. None of the notes may be held through, no trades of the notes will be settled through, and no payments with respect to the notes will be made through, The Depository Trust Company in the United States of America.

  Secondary Market Trading

        Any secondary market trading of book-entry interests in the notes will take place through participants in Clearstream and Euroclear in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form.

        It is important to establish at the time of trading of any notes where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.

  Clearstream and Euroclear

        We have obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        Clearstream has advised us that it is a limited liability company organized under Luxembourg law. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

        Euroclear is operated by Euroclear Bank SA/NV, or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The

Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

  Certificated Notes

        Subject to certain conditions, the notes represented by the global securities are exchangeable for certificated notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof if:

  •
  the Common Depositary notifies us that it is unwilling or unable to continue as depositary or if the Common Depositary ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

  •
  we determine that the notes will no longer be represented by global securities and execute and deliver to the trustee an order to that effect; or

  •
  an event of default with respect to the notes will have occurred and be continuing.

        Any note that is exchangeable as above is exchangeable for certificated notes issuable in authorized denominations and registered in such names as the Common Depositary shall direct. Subject to the foregoing, a global security is not exchangeable, except for a global security of the same aggregate denomination to be registered in the name of the Common Depositary or its nominee.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes offered in this offering. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations promulgated thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis, at any time by legislative, judicial or administrative action. We cannot assure you that the IRS will not challenge the conclusions stated below, and no ruling from the IRS or an opinion of counsel has been or will be sought on any of the matters discussed below.

        The following summary does not purport to be a complete analysis of all the potential U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes. Without limiting the generality of the foregoing, this summary does not address the effect of any special rules applicable to certain types of beneficial owners, including, without limitation:

  •
  dealers in securities or currencies, insurance companies, financial institutions, thrifts, regulated investment companies, real estate investment trusts, tax-exempt entities, individual retirement accounts or qualified pension plans, investors in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  U.S. expatriates;

  •
  persons subject to the alternative minimum tax;

  •
  persons who hold notes as part of a straddle, hedge, conversion transaction, or other risk reduction or integrated investment transaction;

  •
  controlled foreign corporations, passive foreign investment companies; or

  •
  investors in pass through entities, including partnerships and Subchapter S corporations.

        In addition, this summary is limited to holders who are the initial purchasers of the notes at their original issue price, which will equal the first price to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers) at which a substantial amount of the notes is sold for cash, and who hold the notes as capital assets within the meaning of Section 1221 of the Code (generally property held for investment). This summary does not address the effect of any U.S. state or local income or other tax laws, any U.S. federal estate and gift tax laws, or any foreign tax laws.

        If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner of such partnership will generally depend on the tax status of the partner and the tax treatment of the partnership. Partnerships holding notes and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

Consequences to U.S. Holders

        The following summarizes certain material U.S. federal income tax consequences to U.S. Holders of the purchase, ownership, and disposition of the notes. As used herein, the term "U.S. Holder" means a beneficial owner of a note who or that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen of the United States or who is a resident alien of the United States;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or if a valid election is in effect under applicable Treasury Regulations to be treated as a United States person.

        Interest on the Notes—A U.S. Holder will be required to recognize as ordinary income all interest paid or accrued on the notes in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

        A U.S. Holder that uses the cash receipts and disbursements method of accounting for tax purposes must recognize income equal to the U.S. dollar value of the euro received as a payment of interest (which includes proceeds in euro from a sale, exchange, or other disposition of the notes to the extent attributable to accrued and unpaid interest), determined by translating the euro amount received into U.S. dollars at the spot rate of exchange in effect on the date of receipt, regardless of whether the euro received is actually converted into U.S. dollars.

        A U.S. Holder that uses the accrual method of accounting for tax purposes may determine the amount of income recognized with respect to the interest accrued in euro by translating such amount into its U.S. dollar value using one of the two following methods:

  •
  under the general rule, the amount of interest income accrued is determined by translating the euro amount into U.S. dollars at the average exchange rate in effect during the accrual period (or, if the accrual period spans two taxable years, at the average exchange rate for the partial period within the taxable year); or

  •
  if an election is made by the U.S. Holder, the amount of interest income accrued is determined by translating the euro amount using the spot rate of exchange in effect on the last day of the accrual period (or the last day of the taxable year in the case of an accrual period that straddles two taxable years) or the spot rate on the date the interest is received if that date is within five days of the end of the accrual period; provided however, that such election must be applied consistently to all debt instruments from year to year and cannot be changed without consent of the IRS.

        An accrual method U.S. Holder will realize foreign currency exchange gain or loss with respect to accrued interest income on the date the interest payment (including a payment attributable to accrued but unpaid interest upon the sale, exchange or other disposition of a note) is received. The amount of exchange gain or loss realized will equal the difference, if any, between (i) the U.S. dollar value of the euro payment received determined based on the spot rate of exchange on the date the payment is received, and (ii) the U.S. dollar value of the interest that has accrued during the accrual period (as determined above). Such foreign currency exchange gain or loss generally will be treated as ordinary income or loss.

        Sale, Exchange, Redemption or Other Taxable Disposition of a Note—A U.S. Holder generally will recognize capital gain or loss on a sale, exchange, redemption or other taxable disposition of a note measured by the difference, if any, between:

  •
  the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a note is attributable to accrued but unpaid interest on the note, which amount will be taxable as ordinary interest income to the extent not previously included in income); and

  •
  the U.S. Holder's adjusted tax basis in the note.

        A U.S. Holder's adjusted tax basis in the note will generally equal the amount such U.S. Holder paid for the note, determined in U.S. dollars.

        A U.S. Holder that receives euro on the sale, exchange, redemption or other taxable disposition of a note generally will realize an amount equal to the U.S. dollar value of such euro translated at the spot rate of exchange on the date of such sale, exchange, redemption or other taxable disposition (or, if such note is traded on an established securities market, as the notes are expected to be, on the settlement date in the case of a cash method or electing accrual method taxpayer). A U.S. Holder generally will realize foreign currency exchange gain or loss upon such sale, exchange, redemption or other taxable disposition (as ordinary income or loss from sources within the United States) if there is any difference between:

  •
  the spot rate of exchange on the date such U.S. Holder acquired such note; and

  •
  the spot rate of exchange on the date such note is disposed of or the date the payment in respect of such sale, exchange, redemption or other taxable disposition is received, as applicable.

        Such foreign currency exchange gain or loss realized on the sale or other disposition of the notes (as well as any foreign currency exchange gain or loss realized on such disposition in respect of accrued interest as described above), generally will be recognized only to the extent of the total gain or loss realized by such U.S. Holder on such disposition. Any such total gain or loss not treated as foreign currency exchange gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder held the note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, are generally subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.

        A U.S. Holder that determines its amount realized in connection with the sale, exchange, redemption or other taxable disposition of a note by reference to the spot rate of exchange on the date of such sale, exchange, redemption or other taxable disposition (rather than on the settlement date, in the case of a cash method or electing accrual method taxpayer, if such note is traded on an established securities market, as the notes are expected to be) may recognize additional foreign currency exchange gain or loss upon receipt of euro from such sale, exchange, redemption or other taxable disposition.

        Exchange of Euro Received—A U.S. Holder may recognize foreign currency exchange gain or loss upon the conversion or other taxable disposition of euro received as interest or upon a sale, exchange, redemption or other taxable disposition of a note (in addition to any foreign currency exchange gain or loss recognized as described above). A U.S. Holder will have a tax basis in such euro received equal to the U.S. dollar value of such euro at the spot rate in effect on the date of receipt. On a conversion or other taxable disposition of such euro, such U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of any other property, received and (ii) such U.S. Holder's tax basis in such euro. Any such gain or loss generally will be treated as ordinary income or loss.

        Reportable Transactions—A U.S. Holder that participates in any "reportable transaction" (as defined in the applicable Treasury Regulations) must attach to its U.S. federal income tax return a disclosure statement on IRS Form 8886. Under such Treasury Regulations, a "reportable transaction" includes certain foreign currency transactions that gives rise to losses in excess of a certain minimum amount (e.g., $50,000 in the case of an individual or trust). U.S. Holders should consult their own tax advisors as to the possible obligation to file IRS Form 8886 reporting foreign currency exchange loss arising from the notes or any amounts received with respect to the notes.

        Information Reporting and Backup Withholding—Information reporting generally will apply to payments of interest on, and the proceeds of the sale, exchange, redemption or other disposition of, the notes held by a U.S. Holder, and backup withholding may apply unless the U.S. Holder provides the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder's U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed the U.S. Holder's actual U.S. federal income tax liability and the U.S. Holder timely provides the required information or appropriate claim form to the IRS.

        Additional Tax on Net Investment Income—An additional 3.8% net investment income tax is imposed on certain "net investment income" earned by individuals, estates, and trusts. For this purpose, net investment income includes, among other things, gross income from interest and net gain from the disposition of property, such as the notes. U.S. Holders should consult their tax advisors regarding the application of this tax.

Consequences to Non-U.S. Holders

        The following summarizes certain material U.S. federal income tax consequences to Non-U.S. Holders of the purchase, ownership, and disposition of notes. For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of a note who is not a U.S. Holder.

        Interest on the Notes—Subject to the discussion below on backup withholding and FATCA withholding, payments of interest on a note to a Non-U.S. Holder that are not effectively connected with such Non-U.S. Holder's U.S. trade or business generally will not be subject to U.S. federal income tax and will be exempt from U.S. withholding tax under the portfolio interest exemption provided that:

  •
  the Non-U.S. Holder is not an actual or constructive owner of 10% or more of the total combined voting power of all classes of our voting stock;

  •
  the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through stock ownership;

  •
  the Non-U.S. Holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  the Non-U.S. Holder provides its name and address and certifies, under penalties of perjury, that it is not a United States person as defined under the Code (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)), the Non-U.S. Holder holds its notes through certain foreign intermediaries and it satisfies the certification requirements of applicable Treasury Regulations, or a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the notes on behalf of the Non-U.S. Holder and such securities clearing organization, bank, or other financial institution satisfies the certification requirements of applicable Treasury Regulations.

        If the payments of interest on a note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, if the payments of interest are attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), such payments will not be subject to withholding of U.S. federal income tax as long as the Non-U.S. Holder provides the applicable withholding agent with a properly completed IRS Form W-8ECI (or other applicable form), signed under penalties of perjury. However, such payments will be subject to U.S. federal income tax on a net basis at regular graduated income tax rates generally in the same manner as if it were a U.S. Holder, subject to any modification provided under an applicable income tax treaty. In addition, if the Non-U.S. Holder is a foreign corporation for U.S. federal income tax purposes, such payments of interest may also be subject to a branch profits tax at the rate of 30%, or lower applicable treaty rate, of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

        A Non-U.S. Holder that does not qualify for the exemption from U.S. federal withholding tax under the preceding paragraphs generally will be subject to U.S. federal withholding tax at the rate of 30%, on payments of interest on the notes, unless such Non-U.S. Holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming exemption from or reduction in withholding under the benefit of an applicable income tax treaty. Income tax treaties may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties.

        Sale, Exchange, Redemption or Taxable Disposition of a Note—Subject to the discussion below on backup withholding and FATCA withholding, any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a note generally will not be subject to U.S. federal income or withholding tax, unless:

  •
  such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, in the event that an income tax treaty is applicable, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States); or

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

        If a Non-U.S. Holder is engaged in a trade or business in the United States and gain on the note is effectively connected with the conduct of such trade or business (and, if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States), the Non-U.S. Holder will be subject to U.S. federal income tax at regular graduated income tax rates in the same manner as if it were a U.S. Holder, subject to any modification provided under an applicable income tax treaty. If the Non-U.S. Holder is a foreign corporation for U.S. federal income tax purposes, such gain may also be subject to a branch profits tax at the rate of 30%, or lower applicable treaty rate, of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

        If a Non-U.S. Holder is an individual who is present or deemed to be present in the United States for 183 days or more during the taxable year of the disposition of a note and certain other requirements are met, such Non-U.S. Holder generally will be subject to U.S. federal income tax at a flat rate of 30% (unless a lower applicable income tax treaty rate applies) on any such gain.

        Information Reporting and Backup Withholding—Payments to a Non-U.S. Holder of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to the Non-U.S. Holder. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is established under the provisions of a specific treaty or agreement. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty.

        Backup withholding generally will not apply to payments of interest if the Non-U.S. Holder provides a certification as to its non-U.S. status or the Non-U.S. Holder otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person.

        A Non-U.S. Holder will be subject to information reporting and backup withholding with respect to the payment of the proceeds of a disposition of a note within the United States or conducted though the U.S. office of a foreign broker unless the Non-U.S. Holder provides a certification as to its non-U.S. status or the Non-U.S. Holder otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person.

        U.S. backup withholding tax is not an additional tax. Any amount withheld from payments to a Non-U.S. Holder under the backup withholding rules may be credited against such holder's U.S. federal income tax liability, if any, and any excess may be refundable if the proper information is timely provided to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of backup withholding and information reporting.

FATCA Withholding

        The Foreign Account Tax Compliance Act ("FATCA") imposes a 30% withholding tax on interest paid on the notes, and on the gross proceeds from a disposition of the notes paid after December 31, 2016, in each case, if paid to a foreign financial institution or non-financial foreign entity (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) the foreign financial institution (for which purposes includes foreign broker- dealers, clearing organizations, investment companies, hedge funds and certain other investment entities) agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements, (ii) the non-financial foreign entity that is a beneficial owner of the payment certifies that it does not have any substantial U.S. owners or provides identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as IRS Form W-8BEN-E). An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. We will not pay additional amounts to holders of the notes in respect of any amounts withheld under FATCA.

        Prospective investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the notes.

        THE PRECEDING SUMMARY OF VARIOUS U.S. FEDERAL INCOME TAX CONSEQUENCES RELATED TO THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES IS SOLELY FOR GENERAL INFORMATION ONLY, AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. THIS SUMMARY DOES NOT ADDRESS ALL THE TAX CONSEQUENCES THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER IN LIGHT OF THE HOLDER'S INVOLVEMENT WITH THE ISSUER OR OTHER CIRCUMSTANCES. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS ON THE U.S. FEDERAL, STATE AND LOCAL, AND FOREIGN TAX CONSEQUENCES OF THEIR PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES, AND ON THE CONSEQUENCES OF ANY CHANGES IN APPLICABLE LAW.

 EUROPEAN UNION SAVINGS DIRECTIVE

        Under Council Directive 2003/48/EC on the taxation of savings income, Member States are required to provide to the tax authorities of other Member States details of certain payments of interest or similar income paid or secured by a person established in a Member State to or for the benefit of an individual resident in another Member State or certain limited types of entities established in another Member State.

        On 24 March 2014, the Council of the European Union adopted a Council Directive amending and broadening the scope of the requirements described above. Member States are required to apply these new requirements from 1 January 2017. The changes will expand the range of payments covered by the Directive, in particular to include additional types of income payable on securities. They will also expand the circumstances in which payments that indirectly benefit an individual resident in a Member State must be reported. This approach will apply to payments made to, or secured for, persons, entities or legal arrangements (including trusts) where certain conditions are satisfied, and may in some cases apply where the person, entity or arrangement is established or effectively managed outside of the European Union.

        For a transitional period, Austria is required (unless during that period it elects otherwise) to operate a withholding system in relation to such payments. The changes referred to above will broaden the types of payments subject to withholding in those Member States which still operate a withholding system when they are implemented.

        The end of the transitional period is dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries. A number of non- EU countries and territories including Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, between us and the underwriters named below, for whom Barclays Bank PLC, Deutsche Bank AG, London Branch, Société Générale and UBS Limited are acting as joint bookrunners and representatives, we have agreed to sell to each of the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the principal amount of the notes set forth opposite their respective names below:

Underwriters	Principal Amount of Notes due 20	Principal Amount of Notes due 20
Barclays Bank PLC	€	€
Deutsche Bank AG, London Branch
Société Générale
UBS Limited

Total	€	€

        The underwriting agreement provides that the underwriters are obligated to purchase, subject to certain conditions, all of the notes in the offering if any are purchased. The conditions contained in the underwriting agreement include requirements generally to the effect that:

  •
  the representations and warranties made by us to the underwriters are true;

  •
  there has been no material adverse change in our condition or in the financial markets; and

  •
  we deliver the customary closing documents to the underwriters.

Underwriting Discounts and Expenses

        The underwriters have advised us that they propose initially to offer the notes at the offering prices set forth on the cover page of this prospectus supplement. After the offering, the underwriters may change the offering price and other selling terms.

        The following table summarizes the compensation to be paid by us to the underwriters. The underwriting discounts are the difference between the offering price and the amount the underwriters pay us to purchase the corresponding notes from us.

Underwriting Discounts
Per Note due 20		%
Total	€
Per Note due 20		%
Total	€

        We estimate that our total expenses for this offering, excluding the underwriting discounts and the SEC filing fees, will be approximately $                .

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that may be required to be made in respect of these liabilities.

Trading Market

        The notes are new issues of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. We intend to apply to list the notes of each series on the New York Stock Exchange. It is not possible to predict whether the application will be approved for listing or, if approved, whether the application will be approved prior to the settlement date. Settlement of the notes is not conditional on obtaining the listing, and we are not required to maintain the listing. No assurance can be given as to the liquidity of the trading market for the notes.

Stabilization

        In connection with the issue of the notes, Société Générale (in this capacity, the "stabilizing manager") (or persons acting on behalf of the stabilizing manager) may over-allot notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on behalf of the stabilizing manager) will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made, and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue of the notes and 60 days after the date of the allotment of the notes. Such stabilization shall be carried out in accordance with applicable laws and regulations. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall be for the account of the stabilizing manager. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the stabilizing manager has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, but if these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Settlement

        It is expected that delivery of the notes will be made against payment therefor on or about                        , 2015, which is the fifth London business day following the date of this prospectus supplement (such settlement cycle being referred to as "T+5"). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes earlier than the second London business day before                        , 2015 will be required, by virtue of the fact that the notes initially will settle T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement, and so should consult their own advisors.

Other Relationships

        The underwriters and their related entities have, from time to time, engaged in commercial and investment banking transactions with us and our affiliates and provided financial advisory services for us and our affiliates in the ordinary course of their business, and may do so in the future. Affiliates of several of the underwriters are lenders and agents under our revolving credit agreement. Underwriters and their related entities have received and in the future will receive customary compensation and expense reimbursement for these commercial and investment banking transactions and financial advisory services.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

        As described above, affiliates of the underwriters are lenders under our revolving credit facility. In addition, affiliates of the underwriters may hold our commercial paper debt. Because we expect to use a portion of the net proceeds of this offering to repay indebtedness outstanding under our revolving credit facility and commercial paper debt, affiliates of the underwriters will receive a portion of the proceeds from this offering.

Offering Restrictions

        Any underwriter that is not a broker-dealer registered with the SEC will only make sales of notes in the United States through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

        The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of the securities which are the subject of the offering contemplated by the prospectus as supplemented by this prospectus supplement to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the securities in that Relevant Member State:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        Each underwriter has further represented and agreed that:

  •
  it has complied and will comply with all the applicable provisions of the Financial Services and Markets Act 2000 ("FSMA") with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom; and

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to us.

        The securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF THE NOTES

        The validity of the notes we are offering will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas. Certain legal matters with respect to the notes will be passed upon for the underwriters by Andrews Kurth LLP, Houston, Texas. Andrews Kurth LLP performs legal services for us and our affiliates from time to time on matters unrelated to the offering of the notes.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement and accompanying prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The description of the review performed by Netherland, Sewell & Associates, Inc., independent petroleum consultants, included in our Annual Report on Form 10-K for the year ended December 31, 2014, is incorporated herein by reference.

PROSPECTUS

Kinder Morgan, Inc.

Common Stock

Debt Securities

        We may from time to time, in one or more offerings, offer and sell an unlimited amount of debt securities and an unlimited number of shares of our Class P common stock, referred to as our "common stock," under this prospectus. The debt securities that we may issue from time to time may benefit from a cross guarantee agreement among us and substantially all of our wholly owned subsidiaries. See "Cross Guarantee."

        We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. We urge you to read this prospectus and the applicable prospectus supplement carefully before you invest. You should also read the documents we refer to in the section entitled "Where You Can Find More Information" in this prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol "KMI." We will provide information in the related prospectus supplement for the trading market, if any, for any debt securities that may be offered.

        Investing in our securities involves risks. You should review carefully the risk factors identified in the documents incorporated by reference herein for a discussion of important risks you should consider before investing in our securities. Also, please read the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2014.

        You should rely only on the information contained or incorporated by reference in this prospectus or any other information to which we have referred you. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to offer or sell the offered securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information incorporated by reference in this prospectus is accurate as of any date other than the date the respective information was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act using a shelf registration process. Using this shelf registration process, we may offer from time to time, in one or more offerings, and sell an unlimited number and amount of any combination of the securities described in this prospectus in one or more offerings at an aggregate initial offering price to be specified at the time of any such offering. This prospectus does not contain all of the information set forth in the registration statement, or the exhibits that are a part of the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. For further information about us and about the securities to be sold pursuant to this prospectus, please refer to the information below and to the registration statement and the exhibits that are a part of the registration statement.

        Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        As used in this prospectus, the terms "we," "us" and "our" mean Kinder Morgan, Inc. and, unless the context otherwise indicates, include its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well as the information included in this prospectus. Some documents or information, such as that called for by Items 2.02 and 7.01 of Form 8-K, or the exhibits related thereto under Item 9.01 of Form 8-K, are deemed furnished and not filed in accordance with SEC rules. None of those documents and none of that information is incorporated by reference into this prospectus. We incorporate by reference the following documents:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2013;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

  •
  Our Current Reports on Form 8-K filed on May 9, 2014, May 21, 2014, August 11, 2014, August 12, 2014, September 25, 2014, October 22, 2014, October 30, 2014 and November 14, 2014;

  •
  Our Registration Statement on Form 8-A filed on February 10, 2011;

  •
  Our Proxy Statement on Schedule 14A filed on April 9, 2014; and

  •
  All documents filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the completion of the sale of securities offered hereby.

        The SEC maintains an Internet web site that contains reports, proxy and information statements and other material that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This system can be accessed at http://www.sec.gov. You can find information we file with the SEC by reference to our company name or to our SEC file number, 1-35081. You also may read and copy any document we file with the SEC at the SEC's public reference room located at:

    100 F Street, N.E., Room 1580
    Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information about the public reference room and its copy charges. Our SEC filings are also available to the public through the New York Stock Exchange, on which our common stock is listed, at 20 Broad Street, New York, New York 10005.

        In addition, in connection with our proposed acquisition of Kinder Morgan Energy Partners, L.P. ("KMP"), Kinder Morgan Management, LLC ("KMR") and El Paso Pipeline Partners, L.P. ("EPB") described under "Kinder Morgan, Inc." below, we incorporate by reference the following documents:

KMP's Filings (SEC File No. 001-11234)

  •
  Annual Report on Form 10-K for the year ended December 31, 2013; and

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014.

KMR's Filings (SEC File No. 001-16459)

  •
  Annual Report on Form 10-K for the year ended December 31, 2013; and

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014.

EPB's Filings (SEC File No. 001-33825)

  •
  Annual Report on Form 10-K for the year ended December 31, 2013; and

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014.

        We will provide a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, without charge, by written or oral request directed to us at the following address and telephone number:

    Kinder Morgan, Inc.
    Investor Relations Department
    1001 Louisiana Street, Suite 1000
    Houston, Texas 77002
    (713) 369-9000

 KINDER MORGAN, INC.

        We are a publicly traded Delaware corporation, with our common stock traded on the New York Stock Exchange ("NYSE") under the ticker "KMI." We are the largest midstream and the third largest energy company in North America with a combined enterprise value of approximately $120 billion. We own an interest in or operate approximately 80,000 miles of pipelines and 180 terminals. Our pipelines transport natural gas, refined petroleum products, crude oil, condensate, carbon dioxide ("CO2") and other products, and our terminals transload and store petroleum products, ethanol and chemicals, and handle such products as coal, petroleum coke and steel. We are also the leading producer and transporter of CO2, for enhanced oil recovery projects in North America.

        We own the general partner interest of, and significant limited partner interests in, Kinder Morgan Energy Partners, L.P. ("KMP") and El Paso Pipeline Partners, L.P. ("EPB), and significant limited liability company interests in Kinder Morgan Management, LLC ("KMR"), including all of its voting shares.

        On August 9, 2014, we entered into a separate definitive merger agreement with each of KMP, EPB and KMR, pursuant to which we will acquire directly or indirectly all of the outstanding common units of KMP and EPB and all of the outstanding shares of KMR that we and our subsidiaries do not already own. The mergers and the other transactions contemplated by each of these merger agreements are collectively referred to as the "Transactions." Upon completion of the Transactions, we will own all of the outstanding interests in KMP, EPB and KMR, and the common units of KMP and EPB and the shares of KMR will cease to be publicly traded.

        Immediately after the consummation of the Transactions, we will enter into a cross guarantee agreement with substantially all of our wholly owned subsidiaries whereby each party to the agreement will unconditionally guarantee the indebtedness of each other party to the agreement. As a result, each of our subsidiaries party to the agreement will unconditionally guarantee the debt securities to be offered hereby. Additionally, we will become liable for the debt of our wholly owned subsidiaries. For more information, see "Cross Guarantee."

        The address of our principal executive offices is 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, and our telephone number at this address is (713) 369-9000.

USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of debt securities or common stock we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other indebtedness.

 DESCRIPTION OF DEBT SECURITIES

General

        We may issue debt securities from time to time in one or more series. The debt securities will be:

  •
  our direct unsecured general obligations; and

  •
  either senior debt securities or subordinated debt securities.

        Senior debt securities will be issued under an indenture we call the senior indenture, and subordinated debt securities will be issued under an indenture we call the subordinated indenture. Together the senior indenture and the subordinated indenture are called the indentures, and the senior debt securities and the subordinated debt securities are called debt securities.

        We have not restated these indentures in their entirety. The indentures are filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures. In this section, the words "we," "us" and "our" refer only to Kinder Morgan, Inc. and not to any of its subsidiaries or affiliates.

        Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture, in addition to the debt securities offered pursuant to this prospectus. As of the date of this prospectus, $1.5 billion of debt securities were outstanding under the senior indenture and no debt securities were outstanding under the subordinated indenture.

        Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, in the future we could enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit ratings.

        None of the debt securities will be secured by our property or assets or those of our subsidiaries. Neither indenture requires our subsidiaries to guarantee the debt securities. The cross guarantee agreement described under "Cross Guarantee" is not a part of either indenture, and none of our subsidiaries is or will be a party to either indenture.

        The registered holder of a debt security will be treated as the owner of it for all purposes. Only registered holders have rights under an indenture. References in this section to holders mean only registered holders of debt securities. See "—Form, Denomination and Registration; Book-Entry Only System."

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement and any supplemental indenture or other necessary corporate action taken pursuant to an indenture relating to any series of debt securities being offered will include specific terms relating to the offering. Examples of these terms include the following:

  •
  the form and title of the debt securities;

  •
  whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

  •
  the total principal amount of the debt securities;

  •
  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

  •
  the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

  •
  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

  •
  the place where the principal of, and premium, if any, and interest on, any debt securities will be payable;

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  the dates on which the principal of the debt securities will be payable;

  •
  the rate at which the debt securities will bear interest and the interest payment dates for the debt securities;

  •
  any optional redemption provisions;

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  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  any changes to or additional events of default or covenants;

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  any change in the trustee, paying agent or security registrar; and

  •
  any other terms of the debt securities. (Section 301)

        We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served. (Section 1002)

        Debt securities may be issued under an indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in any related prospectus supplement. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof. (Section 101)

Provisions Only in the Senior Indenture

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated Debt. The senior indenture contains provisions that:

  •
  limit our ability to put liens on assets constituting our Principal Property; and

  •
  limit our ability to sell and lease back our Principal Property.

The subordinated indenture does not contain any similar provisions.

        We have described below these provisions and some of the defined terms used in the senior indenture.

  Limitations on Liens

        The senior indenture provides that we will not, nor will we permit any Subsidiary to, create, assume, incur or suffer to exist any lien upon any Principal Property, as defined below, or upon any shares of Capital Stock of any Subsidiary owning or leasing any Principal Property, whether owned or leased on the date of the senior indenture or thereafter acquired, to secure any of our Debt or the Debt of any other Person, other than the senior debt securities issued under the senior indenture, without in any such case making effective provision whereby all of the senior debt securities outstanding thereunder shall be secured equally and ratably with, or prior to, that Debt so long as that Debt is so secured.

        "Principal Property" means, whether owned or leased on the date of the senior indenture or thereafter acquired:

          (a)   any pipeline assets of ours or of any Subsidiary, including any related facilities employed in the transportation, distribution, storage or marketing of refined petroleum products, natural gas liquids and carbon dioxide, that are located in the United States or any territory or political subdivision thereof; and

          (b)   any processing or manufacturing plant or terminal owned or leased by us or any Subsidiary that is located in the United States or any territory or political subdivision thereof,

        except, in the case of either of the foregoing clauses (a) or (b):

  •
  any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

  •
  any such assets, plant or terminal which, in the opinion of our board of directors, is not material in relation to our activities or to our activities and those of our Subsidiaries, taken as a whole.

        This restriction does not apply to:

          (1)   Permitted Liens, as defined below;

          (2)   any lien upon any property or assets created at the time of acquisition of that property or assets by us or any Subsidiary or within one year after such time to secure all or a portion of the purchase price for such property or assets or Debt incurred to finance such purchase price, whether such Debt was incurred prior to, at the time of or within one year after the date of such acquisition;

          (3)   any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Debt incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof, whichever is later, to provide funds for that purpose;

          (4)   any lien upon any property or assets existing thereon at the time of the acquisition thereof by us or any Subsidiary; provided, however, that such lien only encumbers the property or assets so acquired;

          (5)   any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary by acquisition, merger or otherwise; provided, however, that such lien only encumbers the property or assets of such Person at the time such Person becomes a Subsidiary;

          (6)   with respect to any series, any lien upon any property or assets of ours or any Subsidiary in existence on the date the senior debt securities of such series are first issued or provided for pursuant to agreements existing on such date;

          (7)   liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which we or the applicable Subsidiary has not exhausted our appellate rights;

          (8)   any extension, renewal, refinancing, refunding or replacement, or successive extensions, renewals, refinancing, refunding or replacements, of liens, in whole or in part, referred to in clauses (1) through (7), inclusive, above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of ours and our Subsidiaries, including any premium, incurred in connection with such extension, renewal, refinancing, refunding or replacement; or

          (9)   any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing any of our Debt or Debt of any Subsidiary.

        Notwithstanding the foregoing, under the senior indenture, we may, and may permit any Subsidiary to, create, assume, incur, or suffer to exist any lien upon any Principal Property to secure our Debt or the Debt of any other Person, other than the senior debt securities, that is not excepted by clauses (1) through (9), inclusive, above without securing the senior debt securities issued under the senior indenture; provided that the aggregate principal amount of all Debt then outstanding secured by such lien and all similar liens, together with all Attributable Indebtedness, as defined below, from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed 10% of Consolidated Net Tangible Assets, as defined below. (Section 1005 of the senior indenture)

        "Permitted Liens" means:

          (1)   liens upon rights-of-way for pipeline purposes;

          (2)   any statutory or governmental lien or lien arising by operation of law, or any mechanics', repairmen's, materialmen's, suppliers', carriers', landlords', warehousemen's or similar lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

          (3)   the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

          (4)   liens of taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by us or any Subsidiary in good faith;

          (5)   liens of, or to secure performance of, leases, other than capital leases;

          (6)   any lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

          (7)   any lien upon property or assets acquired or sold by us or any Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

          (8)   any lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

          (9)   any lien in favor of us or any Subsidiary;

          (10) any lien in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, to secure partial, progress, advance, or other payments pursuant to any contract or statute, or any Debt incurred by us or any Subsidiary for the purpose of financing all or any part of the purchase price of, or the cost of constructing, developing, repairing or improving, the property or assets subject to such lien;

          (11) any lien securing industrial development, pollution control or similar revenue bonds;

          (12) any lien securing our Debt or Debt of any Subsidiary, all or a portion of the net proceeds of which are used, substantially concurrent with the funding thereof (and for purposes of determining such "substantial concurrence," taking into consideration, among other things, required notices to be given to holders of outstanding senior debt securities under the senior indenture in connection with such refunding, refinancing or repurchase, and the required corresponding durations thereof), to refinance, refund or repurchase all outstanding senior debt securities under the senior indenture, including the amount of all accrued interest thereon and reasonable fees and expenses and premium, if any, incurred by us or any Subsidiary in connection therewith;

          (13) liens in favor of any Person to secure obligations under the provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute; or

          (14) any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations.

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom:

  •
  all current liabilities, excluding:

  •
  any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and

  •
  current maturities of long-term Debt; and

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  the value, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets,

all as set forth, or on a pro forma basis would be set forth, on our consolidated balance sheet for our most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

  Restriction on Sale-Leasebacks

        The senior indenture provides that we will not, and will not permit any Subsidiary to, engage in the sale or transfer by us or any Subsidiary of any Principal Property to a Person, other than us or a Subsidiary, and the taking back by us or any Subsidiary, as the case may be, of a lease of such Principal Property, called a "Sale-Leaseback Transaction" in the senior indenture, unless:

          (1)   such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

          (2)   the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years;

          (3)   we or the Subsidiary would be entitled to incur Debt secured by a lien on the Principal Property subject thereto in a principal amount equal to or exceeding the Attributable Indebtedness from such Sale-Leaseback Transaction without equally and ratably securing the senior debt securities; or

          (4)   we or the Subsidiary, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to:

    •
    the prepayment, repayment, redemption, reduction or retirement of any of our Debt or the Debt of any Subsidiary that is not subordinated to the senior debt securities, or

    •
    the expenditure or expenditures for Principal Property used or to be used in the ordinary course of our business or the business of our Subsidiaries.

        "Attributable Indebtedness," when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value, discounted at the rate set forth or implicit in the terms of the lease included in such transaction, of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction, including any period for which such lease has been extended. In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated, in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated, or the amount determined assuming no such termination.

        Notwithstanding the foregoing, under the senior indenture we may, and may permit any Subsidiary to, effect any Sale-Leaseback Transaction that is not excepted by clauses (1) through (4), inclusive, of the first paragraph under "—Restriction on Sale-Leasebacks," provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the senior debt securities) secured by liens upon Principal Properties not excepted by clauses (1) through (9), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed 10% of Consolidated Net Tangible Assets. (Section 1006 of the senior indenture)

Provisions Only in the Subordinated Indenture

  Subordinated Debt Securities Subordinated to Some Other Debt

        Any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to some of our other debt to the extent described in a prospectus supplement. (Section 1401 of the subordinated indenture)

Provisions in Both Indentures

  Consolidation, Merger or Asset Sale

        Both indentures generally allow us to consolidate or merge with a Person. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a Person.

        However, we will only consolidate or merge with or into any other Person or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which include the following requirements:

  •
  the remaining or acquiring Person is organized under the laws of the United States, any state or the District of Columbia;

  •
  the remaining or acquiring Person assumes all of our responsibilities and liabilities under the indentures, including the payment of all amounts due on the debt securities and performance of the covenants in the indentures; and

  •
  immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists.

        The remaining or acquiring Person will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the indentures and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the indentures and the debt securities. (Sections 801 and 802)

  Events of Default and Remedies

        "Event of Default," with respect to any series of debt securities, when used in an indenture, means any of the following:

  •
  failure to pay the principal of or any premium on any debt security of that series when due;

  •
  failure to pay interest on any debt security of that series for 30 days;

  •
  failure to perform, or breach of, any term, covenant or warranty in the indenture, other than a term, covenant or warranty a default in the performance of which has expressly been included in the indenture solely for the benefit of one or more series of debt securities other than that series, that continues for 90 days after we are given written notice by the trustee or holders of at least 25% in principal amount of all the outstanding debt securities of that series;

  •
  our bankruptcy, insolvency or reorganization; or

  •
  any other Event of Default included in the indenture or any supplemental indenture with respect to debt securities of a particular series. (Section 501)

        If an Event of Default with respect to a series of debt securities occurs and is continuing, upon written notice, the trustee or the holders of at least 25% in principal amount of all the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived before judgment has been obtained, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 502)

        Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. (Section 507) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 603) The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders. (Section 602)

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 601) If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 512)

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under our other indebtedness will not necessarily constitute an event of default under the debt securities of any series issued under one of these indentures or vice versa.

        Holders of beneficial interests in global notes as described under "—Form, Denomination and Registration; Book-Entry Only System" are not registered holders for purposes of the indentures and should consult their banks or brokers for information on how to give notice or direction to or make requests of the trustee or how to declare or cancel an acceleration of the maturity with respect to a series of debt securities.

  Modification of Indentures

        Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification, voting as one class.

        No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 902)

        In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

  •
  curing ambiguities or correcting defects or inconsistencies;

  •
  evidencing the succession of another Person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

  •
  providing for a successor trustee;

  •
  qualifying the indentures under the Trust Indenture Act;

  •
  complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded;

  •
  supplementing any provisions of the indentures to permit the defeasance and discharge of debt securities of any series, provided that such action does not adversely affect the interests of holders of debt securities of that or any other series;

  •
  adding or changing provisions relating to a particular series of debt securities that does not affect the rights of any holder in any material respect; or

  •
  adding, changing or eliminating provisions relating to a particular series of debt securities to be issued. (Section 901)

  Defeasance

        At any time we may terminate all our obligations under an indenture as it relates to the notes of any series, a process commonly called "legal defeasance," except for certain obligations, including those respecting the defeasance trust described below, and obligations to register the transfer of or to exchange the notes of that series, to replace mutilated, destroyed, lost or stolen notes of that series and to maintain a registrar and paying agent in respect of such notes. (Section 1302)

        We also at any time may terminate our obligations under covenant restrictions on the debt securities of any series by a process commonly called "covenant defeasance." (Section 1303)

        We may exercise our legal defeasance option notwithstanding the prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the notes of the defeased series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option for the notes of a particular series, payment of the debt securities of that series may not be accelerated because of an Event of Default specified in the third bullet point under "—Events of Default and Remedies" above.

        We may exercise either defeasance option at any time on or following the 91st day after we irrevocably deposit in trust (the "defeasance trust") with the trustee money, U.S. Government Obligations (as defined in the indentures) or a combination thereof for the payment of principal, premium, if any, and interest on the debt securities of the relevant series to redemption or stated maturity, as the case may be, and comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

        In the event of any legal defeasance, holders of the debt securities of the relevant series would be entitled to look only to the defeasance trust for payment of principal of and any premium and interest on their debt securities until maturity.

        Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the notes of that series at the time of the acceleration resulting from such Event of Default. However, in that circumstance we would remain liable for such payments.

  Discharge

        We may discharge all our obligations under an indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:

  •
  all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  •
  all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date. (Section 401)

  Concerning the Trustee

        U.S. Bank National Association is the trustee under the senior indenture and the subordinated indenture. The corporate trust office of the trustee is located at 5555 San Felipe Street, Suite 1150, Houston, Texas 77056.

        Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Also, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or the subordinated indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 610)

        Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 613)

        The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee's eligibility to serve as such, the priority of the trustee's claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities. (Section 703)

        Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 102)

  Governing Law

        The indentures are and the debt securities will be governed by the laws of the State of New York. (Section 112)

  No Personal Liability of Our Directors, Officers, Employees, Agents or Shareholders

        Our directors, officers, employees, agents and shareholders will not have any liability for our obligations under the indentures or the debt securities or for any certificate or similar writing delivered pursuant to the indentures. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. (Section 116)

Form, Denomination and Registration; Book-Entry Only System

        Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 302) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 305)

        Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") or any successor depositary, which we call a depositary, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

        Ownership of beneficial interests in a global note will be limited to persons, called participants, who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities of that series represented by such global note for all purposes of the indenture, the debt securities of that series and applicable law. Accordingly, owners of interests in global notes will not be considered registered owners or holders of the global notes. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those under the applicable indenture.

        Payments on debt securities represented by global notes will be made to DTC or its nominee, as the registered owner thereof. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by the depositary or any participant.

        We expect that DTC or its nominee will credit participants' accounts on the payable date with payments in respect of a global note in amounts proportionate to their respective beneficial interest in the principal amount of such global note as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on the payable date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be impaired. Because DTC can only act on behalf of participants, who in turn act on behalf of others, such as securities brokers and dealers, banks and trust companies, called indirect participants, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

        DTC will take any action permitted to be taken by a holder of debt securities of a series only at the direction of one or more participants to whose account interests in global notes are credited and only in respect of such portion of the aggregate principal amount of the debt securities of a series as to which such participant or participants has or have given such direction.

  If

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if it ceases to be eligible under the applicable indenture and we do not appoint a successor depositary within 90 days, or

  •
  an event of default with respect to a series of debt securities shall have occurred and be continuing,

the respective global notes representing the affected series of debt securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities shall be registered in such name or names as the depositary shall instruct the trustee. Such instructions will most likely be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global notes.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants, including those who may act as underwriters of our debt securities. Access to the DTC system is also available to others such as indirect participants that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures and may discontinue such procedures at any time. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Investors may hold interests in the notes outside the United States through the Euroclear System ("Euroclear") or Clearstream Banking ("Clearstream") if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

        Transfers of notes by persons holding through Euroclear or Clearstream participants will be effected through DTC, in accordance with DTC's rules, on behalf of the relevant European international clearing system by its depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its depositaries to take action to effect exercise of the notes on its behalf by delivering notes through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the notes held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositaries.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

 CROSS GUARANTEE

        Immediately after the consummation of the Transactions, we will enter into a cross guarantee agreement with substantially all of our wholly owned subsidiaries whereby each party to the agreement, including us, will unconditionally guarantee the indebtedness of each other party to the agreement. The form of cross guarantee agreement that we expect to enter into is filed as an exhibit to the registration statement of which this prospectus forms a part. The following description is a summary of the material provisions of the expected cross guarantee agreement. This summary does not purport to be complete and may not contain all of the information about the cross guarantee agreement that is important to investors in our debt securities. We encourage investors to read carefully the form of cross guarantee agreement in its entirety before making any investment decision. In this section, the words "we," "us" and "our" refer only to Kinder Morgan, Inc. and not to any of its subsidiaries or affiliates.

General

        We and substantially all of our wholly owned subsidiaries, which we collectively refer to as the "Guarantors," will enter into the cross guarantee agreement. Each Guarantor will jointly and severally, unconditionally and irrevocably, guarantee, as primary obligor, the prompt and complete payment when due (whether at the stated maturity by acceleration or otherwise) of the obligations subject to the agreement, which we refer to as the "Guaranteed Obligations." The Guaranteed Obligations will be set forth on a schedule to the agreement, which will be amended from time to time in accordance with the terms of the agreement. We expect that the debt securities that may be offered and sold hereunder will be Guaranteed Obligations.

        The guarantees under the cross guarantee agreement will be made for the benefit of, and may be enforced by, the "Guaranteed Parties," which in the case of our debt securities means the holders of such debt securities, as discussed under "Description of Debt Securities." We will provide a copy of the cross guarantee agreement, including the most recently amended schedules and supplements thereto, to any Guaranteed Party upon written request to us at the address set forth in the agreement; provided that this obligation will be deemed to be satisfied if we have filed a copy of the agreement, including the most recently amended schedules and supplements thereto, with the SEC within three months preceding the date on which we receive such written request.

Additional Guarantors and Guaranteed Obligations

        We will cause each "Subsidiary" (as defined in the cross guarantee agreement) that is not an "Excluded Subsidiary" (as defined in the cross guarantee agreement) formed or otherwise purchased or acquired after the date of the cross guarantee agreement (including any Subsidiary that ceases to constitute an Excluded Subsidiary) to execute a supplement to the agreement and become a Guarantor within 45 days of the occurrence of the event that requires such entity to become a Guarantor.

        Any "Indebtedness" issued by a Guarantor or for which a Guarantor otherwise becomes obligated after the date of the agreement will become a Guaranteed Obligation upon the execution by all Guarantors of a notation of guarantee, which will be affixed to the instrument or instruments evidencing such Indebtedness. "Indebtedness" generally means any senior, unsecured obligation for borrowed money and any payment obligation with respect to obligations under certain hedging agreements.

Release of Guarantors and Guaranteed Obligations

        A Guarantor will be automatically released from its guarantee under the cross guarantee agreement upon release of such Guarantor from the guarantee under our revolving credit facility, including upon consummation of any transaction resulting in such Guarantor ceasing to constitute a

Subsidiary or upon any Guarantor becoming an Excluded Subsidiary. Such a transaction or event is referred to as a "Release Event."

        Upon the occurrence of a Release Event, each Guaranteed Obligation for which such released Guarantor was the issuer will be automatically released from the provisions of the cross guarantee agreement and will cease to constitute a Guaranteed Obligation; provided that in the case of any Guaranteed Obligation that has been assigned an investment grade rating by specified rating agencies, such Guaranteed Obligation will be released, effective as of the 91st day after the occurrence of the Release Event, if and only if a "Rating Decline" with respect to such Guaranteed Obligation does not occur. "Rating Decline" generally means the occurrence of the following on, or within 90 days after, the date of the occurrence of a Release Event or of public notice of the intention to effect a Release Event (which period may be extended so long as the rating of such Guaranteed Obligation is under publicly announced consideration for possible downgrade by either of the specified rating agencies): (i) in the event the applicable Guaranteed Obligation is assigned an investment grade rating by both rating agencies on the date immediately prior to the Release Event or public notice of the intention to effect the Release Event, the rating of such Guaranteed Obligation by one or both of the rating agencies is below an investment grade rating; or (ii) in the event such Guaranteed Obligation is rated below an investment grade rating by either of the Rating Agencies on such date, any such below- investment grade rating is decreased by one or more gradations.

Termination of Guarantees

        The guarantee obligations under the cross guarantee agreement will terminate when all Guaranteed Obligations thereunder have been paid in full or have been deemed paid and discharged by defeasance pursuant to the terms of the instruments governing such Guaranteed Obligations. This date is referred to as the "Guarantee Termination Date."

Amendment

        The Guarantors may amend or supplement the cross guarantee agreement:

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to reflect a change in the Guarantors or the Guaranteed Obligations made in accordance with the agreement;

  •
  to make any change that would provide any additional rights or benefits to the Guaranteed Parties or that would not adversely affect the legal rights thereunder of any Guaranteed Party in any material respect; or

  •
  to conform the agreement to any change made to our revolving credit agreement or to the guarantee thereunder.

        Except as set forth above, the Guarantors may not amend, supplement or otherwise modify the agreement prior to the Guarantee Termination Date without the prior written consent of the holders of the majority of the outstanding principal amount of the Guaranteed Obligations (excluding obligations with respect to hedging agreements, subject to specified exceptions).

DESCRIPTION OF OUR CAPITAL STOCK

        The following information is a summary of the material terms of our certificate of incorporation and bylaws and the shareholders agreement between us and certain of our investors. Copies of our certificate of incorporation and bylaws are on file with the SEC, and the shareholders agreement is filed as an exhibit to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain copies of our certificate of incorporation and bylaws. You should refer to the provisions of these documents because they, and not this summary, will govern your rights as a holder of shares of our common stock.

General

        Our authorized capital stock consists of:

  •
  2,000,000,000 shares of Class P common stock, $0.01 par value per share, which we refer to as our "common stock," 1,028,229,501 shares of which were outstanding as of November 20, 2014; and

  •
  10,000,000 shares of preferred stock, $0.01 par value per share, none of which were outstanding as of the date of this prospectus.

        In connection with the Transactions, which are described under "Kinder Morgan, Inc." above, we held a special meeting of our stockholders on November 20, 2014, at which time our stockholders approved an increase in the number of authorized shares of our common stock to 4,000,000,000. Immediately following the closing of the Transactions, which we expect will occur on or about November 26, 2014, our authorized capital stock will consist of:

  •
  4,000,000,000 shares of common stock, approximately 2.1 billion shares of which we expect will be outstanding; and

  •
  10,000,000 shares of preferred stock, $0.01 par value per share, none of which will be outstanding.

Common Stock

General

        In addition to the Class P common stock mentioned above, our certificate of incorporation also authorized 707,000,000 shares of Class A convertible common stock, $0.01 par value per share, issued in nine series, which we refer to as the "Class A shares;" 100,000,000 shares of Class B convertible common stock, $0.01 par value per share, issued in nine series, which we refer to as the "Class B shares;" and 2,462,927 shares of Class C convertible common stock, $0.01 par value per share, issued in nine series, which we refer to as the "Class C shares."

        The Class A shares, Class B shares and Class C shares were originally issued to individuals and entities, which we refer to collectively as the "Original Investors." The Original Investors were investors in our going private transaction in 2007, namely:

  •
  Richard D. Kinder, our Chairman and Chief Executive Officer;

  •
  investment funds advised by or affiliated with Goldman Sachs, Highstar Capital LP, The Carlyle Group and Riverstone Holdings LLC, which we refer to as the "Sponsor Investors;"

  •
  Fayez Sarofim, one of our directors, and investment entities affiliated with him, and an investment entity affiliated with Michael C. Morgan, another of our directors, and William V. Morgan, one of our founders, whom we refer to collectively as the "Original Stockholders;" and

  •
  a number of other members of our management, whom we refer to collectively as "Other Management."

        All of the Class A shares, Class B shares and Class C shares have been converted into shares of our common stock, and none of the Class A shares, Class B shares and Class C shares are outstanding or may be reissued. Accordingly, our common stock is the only class or series of our capital stock currently issued or outstanding. Since all of the Sponsor Investors, other than the funds affiliated with Highstar, have sold all the shares of our capital stock held by them, these funds are the only remaining Sponsor Investor.

Voting Rights

        Each share of our common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of our common stock are entitled to vote. Holders of our capital stock do not have cumulative voting rights.

Dividends

        Holders of our common stock share equally in any dividend declared by our board of directors, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to our stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock, if required pursuant to the terms of any such preferred stock, before we may pay distributions to the holders of common stock.

Other Rights

        Our stockholders have no preemptive or other rights to subscribe for additional shares. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Preferred Stock

        Our board of directors is authorized, subject to the limits imposed by the General Corporation Law of the State of Delaware, which we refer to in this prospectus as the "DGCL," to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series of preferred stock, and to fix the rights, preferences, privileges, qualifications, limitations and restrictions of the shares of each wholly unissued series of preferred stock. Our board of directors also is authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series of preferred stock then outstanding and not above the total number of shares of preferred stock authorized by our certificate of incorporation, without any further vote or action by our stockholders.

        Our board of directors may authorize the issuance of preferred stock with voting rights that affect adversely the voting power or other rights of our other classes of stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, also could have the effect of delaying, deferring or preventing a change in control or causing the market price of our common stock to decline.

Certain Anti-takeover Provisions of Our Charter and Bylaws and Delaware Law

        Our certificate of incorporation and bylaws have the following provisions that could deter, delay or prevent a third party from acquiring us, even if doing so would benefit our stockholders.

Undesignated Preferred Stock

        The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Further, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred shares that may be issued in the future.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

        Our bylaws provide that special meetings of the stockholders may be called only upon the request of the chairman of the board, the chief executive officer, the president or the board of directors or upon the written request of stockholders of record of not less than 10% of all voting power entitled to vote at such meeting. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

        Our bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with specified information. Our bylaws provide that any director or the board of directors may be removed, with or without cause, by an affirmative vote of shares representing the majority of all voting power then entitled to vote at an election of directors. Our bylaws also provide that vacancies may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by our stockholders. Our bylaws allow the chairman of a meeting of the stockholders to adopt rules and regulations for the conduct of meetings that may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions also may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror's own slate of directors or otherwise attempting to obtain control of us. In addition, at the time of our initial public offering in 2011, we entered into a shareholders agreement with the Original Investors, which we refer to in this prospectus as the "shareholders agreement." The nomination and removal of directors, including the filling of board vacancies, also must comply with the provisions of our shareholders agreement that relate to composition of our board of directors. See "—Shareholders Agreement."

No Stockholder Action by Written Consent

        Our certificate of incorporation provides that any vote or similar action required or permitted to be taken by holders of our common stock must be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders.

Approval Requirements for Certain Changes of Control

        Our organizational documents contain additional approval requirements for certain non-cash changes of control. Our shareholders agreement prohibits us from directly or indirectly engaging in any merger, amalgamation, consolidation or other business combination or similar transaction or series of transactions in which all shares of our common stock would be exchanged for cash, securities or other property (other than solely for cash) without obtaining the unanimous approval of our stockholders unless the organizational documents and capital structure of the acquiring, surviving or resulting entity preserve in all material respects the economic and other rights (including conversion, transfer, distribution and governance rights as set forth in our certificate of incorporation, bylaws and shareholders agreement), characteristics and tax treatment, including on a relative basis, of the Sponsor Investors and the shares of common stock as they exist on the date of such transaction.

Section 203 of the DGCL

        We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or who is an affiliate or associate of the corporation and did own within three years prior to the determination of interested stockholder status) 15% or more of the corporation's voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless:

  •
  before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

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  at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders, but not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision, so Section 203 will apply to any stockholder that becomes an interested stockholder after our initial public offering. The statute, as it applies to interested stockholders other than Mr. Kinder, could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions of the DGCL could have the effect of deferring, delaying or discouraging hostile takeovers and may also have the effect of preventing changes in control or management of our company. It is possible that these provisions could make it more difficult to accomplish transactions other stockholders might deem desirable.

Certain Other Provisions of Our Charter and Bylaws and Delaware Law

Board of Directors

        Our certificate of incorporation provides that the number of directors will be fixed in the manner provided in our bylaws. Our bylaws provide that the number of directors will be fifteen, subject to increase or decrease in accordance with the shareholders agreement. As of the date of this prospectus, the provisions of the shareholders agreement have resulted in a decrease in the number of our directors to eleven. Because the Sponsor Investors now have the right to choose fewer than three director nominees, the shareholders agreement permits the number of directors to be reduced below eleven, but not below nine, if a majority of the board approves such reduction. In such case, the number of director nominees that Mr. Kinder has the right to choose also will be reduced to four. The shareholders agreement also provides that the number of directors may be increased in order to meet the majority independence requirements of the NYSE if we are unable to qualify for a controlled company exemption at such time. See "—Shareholders Agreement."

        The non-employee members of the boards of directors of KMR, Kinder Morgan G.P., Inc. ("KMGP") and El Paso Pipeline GP Company, L.L.C. ("EPGP") have been offered the opportunity to become members of our board of directors after the Transactions. Accordingly, we expect to amend our bylaws and the shareholders agreement to provide that after the Transactions, the number of directors will be no more than 16 and no less than 10, as fixed from time to time by our board of directors, and may also be increased in accordance with the shareholders agreement or reduced to not fewer than nine in accordance with our shareholders agreement.

Supermajority Board Approval

        Our bylaws state that, unless otherwise provided, so long as the Sponsor Investors have the right to choose at least five nominees to the board of directors pursuant to the shareholders agreement, any matter brought before the board of directors will be decided by a supermajority vote. Our bylaws further provide a list of actions, including amending our certificate of incorporation or bylaws, that, so long as the Sponsor Investors have the right to choose at least five nominees to the board of directors pursuant to the shareholders agreement, must be brought before the board of directors and decided by supermajority vote. Because the Sponsor Investors no longer have the right to choose at least five nominees, the foregoing supermajority provisions are no longer in effect.

Limitations of Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our certificate of incorporation eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:

  •
  for breach of the duty of loyalty;

  •
  for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

  •
  under Section 174 of the DGCL (unlawful dividends and stock repurchases); or

  •
  for transactions from which the director derived improper personal benefit.

        Our certificate of incorporation and bylaws provide that we shall indemnify our current and former directors and officers, and may indemnify our employees, agents and other persons, to the fullest extent permitted by law. We also are expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such person against such liability. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

        The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, an investment in our stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Corporate Opportunities

        Our certificate of incorporation provides that the Sponsor Investors and certain of their affiliates (including any director nominated by the Sponsor Investors) have no obligation to offer us or our wholly owned subsidiaries an opportunity to participate in business opportunities presented to the Sponsor Investors or such affiliates (other than us or our wholly owned subsidiaries) even if the opportunity is one that we or one of our wholly owned subsidiaries might reasonably have pursued, and that neither the Sponsor Investors nor their respective affiliates will be liable to us or any of our wholly owned subsidiaries for breach of any duty by reason of any such activities. However, each such person serving as a director of us or one of our wholly owned subsidiaries must tell us about any business opportunity offered to such person solely in his or her capacity as such a director.

Amending Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation may be amended in any manner provided by the DGCL. Because our common stock is the only class of capital stock that remains outstanding, our certificate of incorporation may be amended with the affirmative vote of a majority of the outstanding shares of our common stock, except that any provision requiring a supermajority vote of stockholders may only be amended with such supermajority vote.

        Our certificate of incorporation and our bylaws provide that our bylaws may be amended, altered, repealed or new bylaws may be adopted by our board of directors or by the affirmative vote of holders of shares representing two-thirds of the total voting power of all of our outstanding capital stock then entitled to vote at any annual or special meeting for the election of directors. In addition, any adoption, alteration, amendment or repeal of any bylaw by the board of directors requires the affirmative vote of:

  •
  a majority of the directors chosen for nomination by Mr. Kinder (if any);

  •
  a majority of the directors chosen for nomination by the Sponsor Investors (if any);

  •
  two-thirds of the directors chosen for nomination by the Sponsor Investors (if any) in the case of an alteration, amendment or repeal of specified provisions of our bylaws with respect to directors, removal of officers, securities of other corporations and amendments of the bylaws; and

  •
  the director(s) chosen by a Sponsor Investor (if any) in the case of an alteration, amendment or repeal of any provision of our bylaws that would treat such Sponsor Investor adversely.

Transfer Agent and Registrar

        As of the date of this prospectus, the transfer agent and registrar of our common stock is Computershare Trust Company, N.A. It may be contacted at 525 Washington Blvd., Jersey City, New Jersey 07310.

New York Stock Exchange Listing

        Our common stock is listed on the NYSE under the symbol "KMI."

Shareholders Agreement

        We are a party to a shareholders agreement with the Original Investors regarding voting, transfer and registration for resale of shares of our stock held by them, among other things. Persons who become holders of our common stock by purchasing shares in an offering under this prospectus or by purchasing shares in the open market will not become parties to the shareholders agreement, but the shareholders agreement will continue in effect. Although only we and the Original Investors are parties to the shareholders agreement, it contains a number of provisions affecting the governance of our company. Below is a summary of those provisions of our shareholders agreement. Because all of the Sponsor Investors, other than the funds affiliated with Highstar Capital LP, have sold all the shares of our capital stock held by them, certain provisions in the shareholders agreement no longer apply and are not described below. The funds affiliated with Highstar Capital LP are sometimes referred to as the "Remaining Sponsor Investor." We encourage you to read the shareholders agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part, in its entirety.

Board, Committee and Observer Rights

        The shareholders agreement provides that Mr. Kinder and the Remaining Sponsor Investor have the following rights to appoint director nominees to the KMI board and committees, which may be adjusted as described below. As of the date of this prospectus, the KMI board has eleven members, with five director nominees appointed by Mr. Kinder, two director nominees appointed by the Remaining Sponsor Investor, and four additional independent directors.

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  Mr. Kinder may appoint five nominees (one of whom may be Mr. Kinder) so long as Mr. Kinder is our chief executive officer and owns shares representing at least 2.5% of the voting power of our outstanding shares of our capital stock entitled to vote on the election of directors. One of those nominees must meet the audit committee independence requirements of the NYSE. The number of directors Mr. Kinder may nominate may decrease as follows:

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  If Mr. Kinder ceases to be chief executive officer for any reason other than termination for cause (as defined in the shareholders agreement), then instead of the five nominees noted above, Mr. Kinder may appoint two nominees (one of whom may be Mr. Kinder), the then-current chief executive officer will be one nominee, and Other Management (excluding any individuals whose employment with us has terminated) and the Original Stockholders will appoint two nominees. If Other Management and the Original Stockholders cease to own at least a majority of their shares of our common stock that were issued upon conversion of their Class A shares, then their right to appoint those two nominees will be transferred to our nominating and governance committee.

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  If Mr. Kinder is terminated as chief executive officer for cause (as defined in the shareholders agreement), then instead of the five nominees noted above, Mr. Kinder may only appoint one nominee, the then-current chief executive officer will be one nominee, the nominating and governance committee will appoint one nominee and Other Management (excluding any individuals whose employment with us has terminated) and the Original Stockholders will appoint two nominees. None of these nominees may be Mr. Kinder. If Other Management and the Original Stockholders cease to own at least a majority of their shares of our common stock that were issued upon conversion of their Class A shares, then their right to appoint those two nominees will be transferred to our nominating and governance committee.

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  If the board of directors approves a reduction in the number of directors below eleven while Mr. Kinder has the right to appoint five nominees, then Mr. Kinder's nominees will be reduced to four. In addition, Mr. Kinder will no longer be required to appoint a nominee that meets the audit committee independence requirements and instead the nominating and governance committee will be required to appoint such nominee.

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  If Mr. Kinder no longer owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then Mr. Kinder may no longer appoint any nominees, and instead, the then-current chief executive officer will be one nominee and the nominating and governance committee will appoint four nominees (or three if the number of directors has been reduced below eleven).

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  The Remaining Sponsor Investor may appoint two nominees so long as it owns shares representing at least 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

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  If the Remaining Sponsor Investor owns shares representing between 2.5% and 5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then it may only appoint one nominee. After the consummation of the Transactions, the Remaining Sponsor Investor is expected to own between 2.5% and 5% of the voting power of our outstanding shares of capital stock. Accordingly, the Remaining Sponsor Investor will have the right to nominate only one director, and one of the directors nominated by the Remaining Sponsor Investor will be required to resign from our board of directors.

        Because the Remaining Sponsor Investor has the right to appoint fewer than three director nominees, our board of directors can elect to decrease the size of our board down to a minimum of nine directorships. In such case, the number of director nominees that Mr. Kinder has the right to choose would decrease to four. Appointments to any directorships which are not specifically allocated pursuant to the above description will be made by our nominating and governance committee.

        Under the shareholders agreement, share ownership for Mr. Kinder includes shares owned by his permitted transferees, and share ownership for Sponsor Investors includes specified transferees and successors. In the event of Mr. Kinder's death, his nomination rights described above may be exercised by his heirs, executors and beneficiaries so long as they own shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

        During such time as Mr. Kinder is entitled to appoint five director nominees, one member of each of the nominating and governance committee and the audit committee will consist of a director who was chosen as a director nominee by Mr. Kinder, which directors must meet the applicable independence requirements for those committees. If Mr. Kinder loses the right to select, or his nominees are ineligible to serve as, members of those committees, then that committee member must be one of the directors nominated for election by the nominating and governance committee.

        In the shareholders agreement, we agree to include the persons nominated as directors in accordance with the shareholders agreement in the slate of nominees recommended by the board of directors, and Mr. Kinder and the Remaining Sponsor Investor agree with each other to take all necessary action within their power as stockholders to vote in favor of such persons nominated to the board of directors in accordance with the shareholders agreement and to remove any directors as required by the shareholders agreement. If Mr. Kinder or the Remaining Sponsor Investor does not vote in accordance with the shareholders agreement to elect or remove any directors, they have granted each other an irrevocable proxy so that their shares of our common stock may be voted in accordance with the shareholders agreement.

        Under the shareholders agreement, as long as the Remaining Sponsor Investor owns at least 1% of our outstanding shares of capital stock entitled to vote on the election of directors, it may appoint an observer to participate in meetings of our board of directors or any committee thereof. In addition, the Remaining Sponsor Investor has specified rights to appoint observers to attend meetings of the boards and committees of KMGP, KMR and EPGP. Observers may be excluded from the deliberations of any board or committee at the direction of a majority of the members of such board or committee and must comply with applicable laws and regulations. In the event that the participation of an observer appointed by the Remaining Sponsor Investor would create a conflict of interest at a meeting, such observer will recuse himself or herself from the related portion of such meeting.

Certain Actions Relating to Us and Our Subsidiaries and Other Affiliates

        As long as the Remaining Sponsor Investor owns any shares of our common stock received upon conversion of its Class A shares as a result of a mandatory conversion, we have agreed in the shareholders agreement to:

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  upon the Remaining Sponsor Investor's reasonable request, cause the Remaining Sponsor Investor's director nominees serving on our board to be appointed to the boards or governing bodies of certain of our subsidiaries (other than KMGP, KMP, KMR, EPGP, EPB or any of their subsidiaries); and

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  permit director nominees of the Remaining Sponsor Investor to attend meetings of the KMGP board, the KMR board, the EPGP board and any committees of such boards, subject to the rights of such boards and committees to exclude them, to applicable regulatory requirements and to such observers' obligation to recuse themselves under specified circumstances.

        As long as the Remaining Sponsor Investor owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, we have agreed in the shareholders agreement to:

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  inform the Remaining Sponsor Investor of any action that our chief executive officer reasonably believes could impose any filing obligation, restriction or regulatory burden on the Remaining Sponsor Investor or its affiliates and not taking specified actions without its approval;

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  keep the Remaining Sponsor Investor informed of any events or changes with respect to any criminal or regulatory investigation involving us or any of our affiliates;

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  reasonably cooperate with the Remaining Sponsor Investor and its affiliates in efforts to mitigate consequences of the events described in the two bullets immediately above; and

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  not take any action (and take all stockholder action to prevent our subsidiaries from taking any action) to cause the board of KMGP to consist of less than a majority of independent directors under the applicable NYSE standards.

        In addition, Mr. Kinder has agreed until May 15, 2015 to notify the Remaining Sponsor Investor prior to his acquisition of, or offer to acquire, any securities of us or any of our publicly traded subsidiaries in a transaction or a series of related transactions involving a value in excess of $50 million.

Registration Rights

        The shareholders agreement contains registration rights provisions pursuant to which we may be required to register the sale of shares of our common stock owned by the Remaining Sponsor Investor and Mr. Kinder that were issued upon the conversion of their Class A shares and Class B shares, as applicable. Under the registration rights provisions, the Remaining Sponsor Investor and Mr. Kinder will each have the right to require that we register resales of such shares of our common stock having an aggregate value of at least $200 million, or such lesser amount that represents all of such holder's remaining shares. We will not be obligated to effect such a demand registration at any time that a shelf registration statement is effective, or if, in our good faith reasonable judgment, it is not feasible for us to proceed because of the unavailability of required financial statements, or during a blackout period. A blackout period, for this purpose, is any of (1) a regular quarterly blackout period when our directors and executive officers are not permitted to trade, (2) a seven day period (which we may not invoke more than twice in any 12 month period) relating to a securities offering of $150 million or more by KMP, EPB or KMR, or (3) a 30 day period (which we may not invoke more than twice in any 12 month period) if the registration would cause the disclosure of specified types of non-public information. The registration rights provisions contain holdback provisions for us and certain holders of shares in the event of an underwritten offering of common stock having an aggregate value of at least $500 million.

        Under the registration rights provisions, the Remaining Sponsor Investor or Mr. Kinder also can require us to file a shelf registration statement on Form S-3 for the resale of our common stock they received upon the conversion of their Class A shares or Class B shares, as applicable. In such event, we have agreed to use our reasonable best efforts to keep a shelf registration statement continuously effective until the earlier of the date on which all registrable securities covered by the shelf registration statement have been sold or otherwise cease to be registrable securities or the date on which the Sponsor Investors no longer collectively hold registrable securities that represent at least 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors.

        We also have agreed not to effect any merger, amalgamation, consolidation, business combination or change of control or reorganization event or similar transaction or series of transactions in which we are not the surviving entity (other than solely for cash consideration) unless the surviving entity assumes these registration obligations.

        We have agreed to indemnify and hold harmless each selling shareholder for whom we file a registration statement and such selling stockholder's affiliates and their respective officers, directors, managers, partners, agents and control persons against any losses relating to violations of applicable securities law by us in connection with such registration or offering (except to the extent such violations were caused by such selling shareholder) or untrue statement of a material fact contained in such registration statement, prospectus or preliminary prospectus or free writing prospectus or any omission of a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

Non-Compete Agreements

        The executive management stockholders identified in the shareholders agreement, which include Mr. Kinder and certain of our current and former executive officers, have agreed to certain non-competition and non-solicitation provisions during the term of their employment and for a specified period of time following their employment, which ranges from one year to two years, if they are terminated on or prior to May 31, 2015.

Corporate Opportunities

        The shareholders agreement provides that the Sponsor Investors and certain of their respective affiliates, including any director nominated by a Sponsor Investor, have no obligation to offer us or our wholly owned subsidiaries an opportunity to participate in business opportunities presented to the Sponsor Investors or such affiliates (other than us and our wholly owned subsidiaries) even if the opportunity is one that we or one of our wholly owned subsidiaries might reasonably have pursued, and that neither the Sponsor Investors nor their respective affiliates will be liable to us or any of our wholly owned subsidiaries for breach of any duty by reason of any such activities. However, each such person serving as a director of us or one of our wholly owned subsidiaries must tell us about any business opportunity offered to him or her solely in his or her capacity as such a director. Each director nominated by the Remaining Sponsor Investor has agreed to recuse himself or herself from any portion of a board or committee meeting if such director has actual knowledge that the Remaining Sponsor Investor that appointed such director (or one of its controlled affiliates) is engaged in or pursuing any business opportunity that such director has actual knowledge that we also are engaged in or evaluating and if such director's participation would cause a conflict of interest.

Payment of Certain Costs and Expenses

        We are obligated to pay all reasonable fees and expenses of the Sponsor Investors and their counsel related to the administration of, and their rights and obligations under, our certificate of incorporation and bylaws and the shareholders agreement that are approved in advance by us.

Other Provisions

        Certain provisions in the shareholders agreement will terminate with respect to the Remaining Sponsor Investor when it no longer owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, including the right to nominate director and committee members. When the Remaining Sponsor Investor no longer owns shares representing at least 2.5% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors, then certain sections of the shareholders agreement will terminate with respect to all Original Investors, including rights to nominate director and committee nominees and certain actions relating to our subsidiaries and other affiliates. The shareholders agreement will terminate when none of the shareholders party thereto hold any shares of our common stock.

        Amendments to the shareholders agreement must be signed by us, if the amendment modifies our rights or obligations, and by the following holders:

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  Mr. Kinder so long as he (together with his permitted transferees) owns shares representing at least 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors;

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  the Sponsor Investors holding shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by the Sponsor Investors so long as the Sponsor Investors collectively own shares representing at least an aggregate amount of 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors;

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  in the case of an amendment or waiver with respect to transfer restrictions, director and committee nominees, observers, independence requirements, voting agreements or proxies, certain actions relating to our subsidiaries and other affiliates, our dividend policy and termination of the shareholders agreement, the Sponsor Investors owning shares representing at least two-thirds of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by the Sponsor Investors so long as the Sponsor Investors collectively own shares representing at least an aggregate amount of 1% of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors;

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  in the case of an amendment or waiver that would modify the rights or obligations of any Sponsor Investor adversely, such Sponsor Investor so affected so long as such Sponsor Investor owns any of our outstanding shares of capital stock entitled to vote on the election of directors; and

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  the holders of shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors held by Other Management and the Original Stockholders, so long as Other Management and the Original Stockholders own a majority of the voting power held by such holders at the closing of our initial public offering in 2011 and the applicable amendment or waiver would modify the rights or obligations of Other Management and the Original Stockholders (taken as a whole) adversely and differently from other holders of the same class or classes of capital stock.

        If no parties meet the conditions set forth in the bullets above, then the holders of shares representing a majority of the voting power of our outstanding shares of capital stock entitled to vote on the election of directors then held by holders who are party to the shareholders agreement must sign an amendment.

Indemnification of Directors and Officers

        Pursuant to our certificate of incorporation and bylaws, we have agreed to indemnify each of our current and former directors and officers, and may additionally indemnify any of our employees, agents or other persons, to the fullest extent permitted by law against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by our directors or officers or these other persons. We have agreed to provide this indemnification for civil, criminal, administrative, arbitrative or investigative proceedings to the fullest extent permitted under the DGCL. Thus, our directors and officers could be indemnified for their negligent acts if they met the requirements set forth above. We also have acknowledged that we are the indemnitor of first resort with respect to such indemnification obligations and that any obligations of a Sponsor Investor and its affiliates to advance expenses or to provide indemnification and/or insurance for the same expenses or liabilities are secondary. We also are expressly authorized to carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees and agents for any liabilities incurred in any such capacity, whether or not we would have the power to indemnify such person against such liability.

PLAN OF DISTRIBUTION

        We may sell the debt securities or common stock offered by this prospectus:

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  through agents;

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  through underwriters or dealers;

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  directly to one or more purchasers;

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  pursuant to delayed delivery contracts or forward contracts; or

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  through a combination of any of these methods of sale.

By Agents

        Debt securities and common stock may be sold through agents designated by us. Unless otherwise indicated in a prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

        If underwriters are used in the sale, the debt securities of the series offered or the common stock will be acquired by the underwriters for their own account. The underwriters may resell the debt securities or common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities offered will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Direct Sales

        Debt securities or common stock may also be sold directly by us. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

Delayed Delivery Contracts or Forward Contracts

        If indicated in the prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers to purchase debt securities or common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts or forward contracts providing for payment or delivery on a specified date in the future at prices determined as described in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

General Information

        The debt securities, when first issued, will have no established trading market. Any underwriters or agents to whom or through whom debt securities are sold for public offering and sale may make a market in such debt securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such debt securities.

        The debt securities of the series offered may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the debt securities.

        Underwriters, dealers and agents that participate in the distribution of the debt securities or common stock may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the debt securities or common stock by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation will be described in a prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make because of those liabilities.

        Underwriters, dealers and agents or their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

        One or more firms, referred as "remarketing firms," may also offer or sell the debt securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon the purchase of the debt securities. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the debt securities in accordance with a redemption or repayment pursuant to the terms of the debt securities. The prospectus supplement will identify any remarketing firm and terms of the agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the debt securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make because of those liabilities. Remarketing firms or their affiliates may engage in transaction with, or perform services for, us or our affiliates in the ordinary course of their business.

 VALIDITY OF THE SECURITIES

        The validity of the securities being offered hereby will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas.

EXPERTS

Kinder Morgan, Inc.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Copano Energy, L.L.C. from their audit of internal control over financial reporting as it was acquired by KMP on May 1, 2013) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The description of the review performed by Netherland, Sewell & Associates, Inc., independent petroleum consultants, included in our Annual Report on Form 10-K for the year ended December 31, 2013, is incorporated herein by reference.

        The description of the review performed by Ryder Scott Company, L.P., independent petroleum consultants, included in our Annual Report on Form 10-K for the year ended December 31, 2013, is incorporated herein by reference.

Kinder Morgan Energy Partners, L.P.

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to KMP's Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Copano Energy, L.L.C. from their audit of internal control over financial reporting as it was acquired by KMP on May 1, 2013) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The description of the review performed by Netherland, Sewell & Associates, Inc., independent petroleum consultants, included in KMP's Annual Report on Form 10-K for the year ended December 31, 2013, is incorporated herein by reference.

        The description of the review performed by Ryder Scott Company, L.P., independent petroleum consultants, included in KMP's Annual Report on Form 10-K for the year ended December 31, 2013, is incorporated herein by reference.

Kinder Morgan Management, LLC

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to KMR's Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

El Paso Pipeline Partners, L.P.

        The consolidated financial statements of EPB as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2013 incorporated in this prospectus by reference to EPB's Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of EPB for the year ended December 31, 2011, included in EPB's Annual Report (Form 10-K) for the year ended December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to them. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "should," "may," "will," "objective," "projection," "forecast," "management believes," "continue," "strategy," "position" or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future operating results, the ability to generate sales, income or cash flow, to realize cost savings or other benefits associated with the pending acquisition of KMP, EPB and KMR or to pay dividends are forward-looking statements.

        Although we believe that these estimates and forward-looking statements are based on reasonable assumptions, they are subject to risks and uncertainties and are made in light of information currently available to us. Many factors, in addition to the factors described in this prospectus, may adversely affect results as indicated in forward-looking statements. We urge you to read carefully this entire prospectus, the documents incorporated by reference into this prospectus and the documents that are filed as exhibits to the registration statement of which this prospectus is a part with the understanding that actual future results may be materially different from what we expect. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include:

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  the ability to complete the KMP, EPB and KMR mergers;

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  the potential impact of the consummation of the KMP, EPB and KMR mergers on relationships, including with employees, suppliers, customers and competitors;

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  the timing and extent of changes in price trends and overall demand for natural gas liquids ("NGL"), refined petroleum products, oil, CO2, natural gas, electricity, coal, steel and other bulk materials and chemicals and certain agricultural products in North America;

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  economic activity, weather, alternative energy sources, conservation and technological advances that may affect price trends and demand;

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  changes in tariff rates charged by our pipeline subsidiaries required by the Federal Energy Regulatory Commission, the California Public Utilities Commission, Canada's National Energy Board or another regulatory agency;

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  our ability to acquire new businesses and assets and integrate those operations into our existing operations, and make cost-saving changes in operations, particularly if we undertake multiple acquisitions in a relatively short period of time, as well as the ability to expand our facilities;

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  our ability to safely operate and maintain our existing assets and to access or construct new pipeline, gas processing and NGL fractionation capacity;

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  our ability to attract and retain key management and operations personnel;

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  difficulties or delays experienced by railroads, barges, trucks, ships or pipelines in delivering products to or from terminals or pipelines;

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  shut-downs or cutbacks at major refineries, petrochemical or chemical plants, natural gas processing plants, ports, utilities, military bases or other businesses that use our services or provide services or products to us;

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  changes in crude oil and natural gas production, and the NGL content of natural gas production, from exploration and production areas that we serve, such as the Permian Basin area of West Texas, the shale plays in Oklahoma, Ohio, Pennsylvania and Texas, the U.S. Rocky Mountains and the Alberta, Canada oil sands;

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  changes in laws or regulations, third-party relations and approvals, and decisions of courts, regulators and governmental bodies that may adversely affect our business or our ability to compete;

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  interruptions of electric power supply to our facilities due to natural disasters, power shortages, strikes, riots, terrorism (including cyber attacks), war or other causes;

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  the uncertainty inherent in estimating future oil, natural gas and CO2 production or reserves;

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  our ability to complete expansion and newbuild projects on time and on budget;

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  the timing and success of our business development efforts, including our ability to renew long-term customer contracts;

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  changes in accounting pronouncements that impact the measurement of results of operations, the timing of when such measurements are to be made and recorded, and the disclosures surrounding these activities;

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  our ability to offer and sell debt or equity securities or obtain financing in sufficient amounts and on acceptable terms to implement that portion of our business plan that contemplates growth through acquisitions of operating businesses and assets and expansions of facilities;

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  our indebtedness, which could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at a competitive disadvantage compared to our competitors that have less debt or have other adverse consequences;

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  our ability to obtain insurance coverage without significant levels of self-retention of risk;

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  acts of nature, sabotage, terrorism (including cyber attacks) or other similar acts or accidents causing damage to our properties greater than our insurance coverage limits;

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  our ability to obtain and maintain investment grade credit ratings;

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  capital and credit markets conditions, inflation and fluctuations in interest rates;

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  the political and economic stability of the oil producing nations of the world;

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  national, international, regional and local economic, competitive and regulatory conditions and developments;

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  our ability to achieve cost savings and revenue growth;

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  foreign exchange fluctuations;

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  the extent of our success in developing and producing CO2 and oil and gas reserves, including the risks inherent in development drilling, well completion and other development activities;

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  engineering and mechanical or technological difficulties that we may experience with operational equipment, in well completions and workovers, and in drilling new wells;

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  unfavorable results of litigation and the outcome of contingencies referred to in the notes to the financial statements contained in the reports incorporated by reference into this prospectus; and

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  those other factors discussed in the sections entitled "Risk Factors" in the documents incorporated by reference into this prospectus.

        Forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any forward-looking statement because of new information, future events or other factors. Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. There is no assurance that any of the risks described in the sections entitled "Risk Factors" incorporated by reference into this prospectus or that any of the uncertainties associated with the forward-looking statements discussed in this prospectus will occur, or if any of them do, when they will occur or what impact they will have on our operations or financial condition. Future results and performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.